Up to 10,000,000 Shares

FIRST INDUSTRIAL REALTY TRUST, INC.

Series I Depositary Shares

PURCHASE AGREEMENT

November 8, 2005
Wachovia Investment Holdings, LLC
301 South College Street, DC-7
One Wachovia Center
Charlotte, North Carolina 28288

Ladies and Gentlemen:

First Industrial Realty Trust, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to Wachovia Investment Holdings, LLC, a Delaware limited liability company (the “Initial Purchaser”), up to 10,000,000 Series I Depositary Shares, liquidation preference $25.00 per share (the “Shares” or the “Series I Depositary Shares”). Subject to the terms and conditions, representations and warranties set forth in this Purchase Agreement (this “Agreement”), Wachovia Investment Holdings, LLC has agreed to act as the Initial Purchaser in connection with the potential offering and sale of the Shares (as defined in Section 1(a)).

As provided in Section 7 of this Agreement, if the Company has not issued an irrevocable notice of redemption of the Shares by April 10, 2006, the Company shall be obligated to deliver to the Initial Purchaser by May 8, 2006, copies of an Offering Memorandum (the “Offering Memorandum”) describing the Company and the terms of an offering of the Shares. The Offering Memorandum shall be for the use of the Initial Purchaser in connection with its solicitation of offers to purchase the Shares, including purchases made pursuant to Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act,” which term, as used in this Agreement, includes the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder). As used in this Agreement, the term “Offering Memorandum” shall mean, with respect to any date or time referred to in this Agreement, any such Offering Memorandum, as amended or supplemented through such date and the Incorporated Documents (as defined in Section 2(B)(f)) in the then-most-recent form delivered by the Company to the Initial Purchaser in connection with its solicitation of offers to purchase the Shares. Further, any reference to the Offering Memorandum shall be deemed to refer to and include any Additional Issuer Information (defined in Section 7(A)(a)) furnished by the Company prior to the completion of the Initial Purchaser’s placement of the Shares to the Subsequent Purchasers (as defined below).

As provided in Section 7(A) of this Agreement, the Company might become obligated to file with the Commission not later than July 6, 2006, and have declared effective not later than August 7, 2006, a registration statement (the “Resale Shelf Registration Statement”) registering the resale of the Shares under the Securities Act by the holders, and the holders of the Shares might become entitled to the benefits of a related registration rights agreement (the “Registration Rights Agreement”) to be negotiated between the Company and the Initial Purchaser.

All references in this Agreement to financial statements and schedules and other information which is “contained,”“included” or “stated” in the Offering Memorandum (or other references of like import) shall be deemed also to refer to and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act,” which term, as used in this Agreement, includes the rules and regulations of the Commission promulgated thereunder), which is incorporated by reference in the Offering Memorandum.

The Shares are being offered and sold to the Initial Purchaser without being registered with the Commission under the Securities Act, in reliance upon the Section 4(2) private placement exemption therefrom. The Company understands that, at any time on or after April 10, 2006, the Initial Purchaser might, but is under no obligation to, make an offering of the Shares on the terms and in the manner set forth in this Agreement and agrees that from and after such date the Initial Purchaser may resell, subject to the conditions set forth in this Agreement, all or a portion of the Shares to purchasers as described in this Agreement (the “Subsequent Purchasers”). In that case, the Shares may be offered and sold to the Subsequent Purchasers without being registered with the Commission under the Securities Act in reliance upon exemptions therefrom, including sales to “qualified institutional buyers” under Rule 144A, or in transactions not subject thereto.

The Company hereby confirms its agreement with the Initial Purchaser as follows:

Section 1. Purchase, Sale and Delivery of the Shares.

(a) Purchase and Sale. On the basis of the representations, warranties and agreements contained in this Agreement, and upon the terms but subject to the conditions set forth in this Agreement, the Initial Purchaser shall purchase from the Company, and the Company shall sell to the Initial Purchaser, 6,000,000 Series I Depositary Shares (the “Initial Shares”) each representing 1/10,000 of a share of Series I Flexible Cumulative Redeemable Preferred Stock of the Company (the “Series I Preferred Stock”) pursuant to a Deposit Agreement in form and substance satisfactory to the Initial Purchaser (the “Deposit Agreement”) on the Initial Closing Date (as defined in Section 1(c)(i)) of this Agreement, for the consideration specified in Section 1(b) and the Company shall have the option , but not the obligation, and the Initial Purchaser shall purchase (if such option is exercised) up to an additional 4,000,000 Series I Depositary Shares (the “Optional Shares”) each representing 1/10,000 of a share of Series I Preferred Stock pursuant to the Deposit Agreement on the Subsequent Closing Date (as defined in Section 1(c)(ii)) of the Agreement, for the consideration specified in Section 1(b). The Company shall provide the Initial Purchaser with written notice of its intent to exercise its option to sell the Optional Shares no later than two days prior to the Subsequent Closing Date, and such notice shall include the number of Series I Depositary Shares to be sold as Optional Shares. The Company’s option to sell the Optional Shares pursuant to this Section 1(a) shall expire on November 18, 2005. On or before the Initial Closing (as defined in Section 1(b)), the Company shall file with the State Department of Assessments and Taxation of Maryland Articles Supplementary in the form attached hereto as Exhibit A (except for any changes proposed by the Company as are approved by the Initial Purchaser in its sole and absolute discretion) (the “Articles Supplementary”).

(b) Payment of Purchase Price and Delivery of Shares. The purchase and sale of the Initial Shares contemplated by this Agreement shall take place as set forth in Section 1(b)(i), and, if the Company exercises its option to sell the Optional Shares, then the purchase and sale of the Optional Shares contemplated by this Agreement shall take place as set forth in Section 1(b)(ii).

(i) At the closing (the “Initial Closing”) on the Initial Closing Date (as defined below), in addition to the other deliveries required by this Agreement, (x) the Initial Purchaser shall pay to the Company, by wire transfer of immediately available funds, $150,000,000.00 (the “Initial Purchase Price”), and (ii) the Company shall deposit with EquiServe Trust Company, N.A., as depositary (the “Depositary”), a certificate representing 600 shares of Series I Preferred Stock and shall deliver to the Initial Purchaser Series I Depositary Receipts (the “Initial Depositary Receipts”) evidencing 6,000,000 Shares, registered in the name of Wachovia Investment Holdings, LLC or such other name(s) as the Initial Purchaser shall have specified no less than two business days prior to the Initial Closing.

(ii) If the Company exercises its option to sell the Optional Shares, at the closing (the “Subsequent Closing”) on the Subsequent Closing Date (as defined below), in addition to the other deliveries required by this Agreement, (x) the Initial Purchaser shall pay to the Company, by wire transfer of immediately available funds, an amount equal to the product of (x) $25.00 times (y) the number of Optional Shares to be sold by the Company (the “Subsequent Purchase Price”), and (ii) the Company shall deposit with the Depositary, a certificate representing up to 400 shares of Series I Preferred Stock and shall deliver to the Initial Purchaser Series I Depositary Receipts (the “Subsequent Depositary Receipts”) evidencing the Optional Shares, registered in the name of Wachovia Investment Holdings, LLC or such other name(s) as the Initial Purchaser shall have specified no less than two business days prior to the Subsequent Closing.

Each of the Initial Closing and the Subsequent Closing shall be referred to herein as a “Closing.” The Initial Purchase Price and the Subsequent Purchase Price shall be referred to collectively herein as the “Purchase Price.” The Initial Depositary Receipts and the Subsequent Depositary Receipts shall be referred to collectively herein as the “Depositary Receipts.”

(c) Closing Date.

(i) The Initial Closing shall take place at the offices of Cahill Gordon & Reindel llp, New York, New York, on November 8, 2005 at 10:00 a.m. New York time (the “Initial Closing Date”).

(ii) The Subsequent Closing shall take place at the offices of Cahill Gordon & Reindel llp, New York, New York, on November 18, 2005 at 10:00 a.m. New York time (the “Subsequent Closing Date”).

The Initial Closing Date and the Subsequent Closing Date shall be referred to collectively herein as the “Closing Date.”

(d) Fee.

(i) At the Initial Closing, the Company shall pay the Initial Purchaser by wire transfer of immediately available funds a fee equal to $4,725,000.00, which fee shall be paid other than from the proceeds of the sale of the Shares.

(ii) If the Company exercises its option to sell the Optional Shares, at the Subsequent Closing, the Company shall pay the Initial Purchaser by wire transfer of immediately available funds a fee equal to 3.15% of the Subsequent Purchase Price, which fee shall be paid other than from the proceeds of the sale of the Shares.

(e) Restriction on Transfer of Shares.

(i) Basic Restriction. Until May 8, 2006, the Initial Purchaser shall not transfer any of the Shares without the prior written approval of the Company, which approval may be withheld in the Company’s sole and absolute discretion. Thereafter, the Initial Purchaser may transfer any or all of the Shares without any approval from the Company, subject to the requirements of Rule 144A and any other applicable securities laws.

(ii) REIT-Related Transfer Restrictions. The Initial Purchaser acknowledges that Article IX of the Company’s Articles of Incorporation (the “Articles”) prohibits certain transfers of Shares in order to preserve the Company’s status as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and that the Company intends to disclose such transfer restrictions in the Offering Memorandum.

Section 2. Representations and Warranties.

(A) Representations and Warranties of the Initial Purchaser. The Initial Purchaser represents and warrants to and agrees with the Company as of the date hereof and as of each Closing Date as follows:

(a) Organization of the Initial Purchaser. The Initial Purchaser has been incorporated and is validly existing as a limited liability company in good standing under the laws of Delaware.

(b) Authorization of Transaction. The Initial Purchaser has, and at each Closing Date will have, full corporate power to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Initial Purchaser, enforceable in accordance with its terms and conditions, subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. The Initial Purchaser need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement, except for such as have been obtained and except for such as would not materially impede the transactions contemplated by this Agreement.

(c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Initial Purchaser is subject or any provision of its organizational documents, except for such violations as would not materially impede the transactions contemplated by this Agreement.

(d) Disclosure of Information. The Initial Purchaser represents that it and its representatives have (i) had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the sale of the Shares and the business, properties, prospects and financial condition of the Company and (ii) received copies of the SEC Filings (as defined in Section 2(B)(d)).

(e) Investment Experience. The Initial Purchaser has substantial experience as a purchaser of shares of companies similar to the Company and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and could afford a complete loss of such investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. The Initial Purchaser acknowledges that in purchasing the Shares it must be prepared to continue to bear the economic risk of such investment for an indefinite period of time because (i) the Shares have not been registered under the Securities Act and cannot be sold unless they are subsequently registered under the Securities Act and applicable state securities laws, or unless exemptions from such registrations are available, and (ii) the Shares are subject to the restrictions on transfer set forth in Section 1(e) above and in Article IX of the Articles.

(f) Initial Purchaser as Qualified Institutional Buyer. The Initial Purchaser represents and warrants to the Company that it is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act (a “Qualified Institutional Buyer”) and an “accredited investor” within the meaning of Rule 501(a) under the Securities Act (an “Accredited Investor”).

(g) Restricted Shares. The Initial Purchaser understands that the Shares are characterized as “restricted shares” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such shares may be resold without registration under the Securities Act only in certain limited circumstances.

(h) Legends. It is understood that the certificates evidencing the Shares shall initially bear substantially the following legend (in addition to any legend otherwise required under applicable federal or state securities laws or by Section 9.10 of the Articles):

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM OR NOT SUBJECT TO SUCH REGISTRATION REQUIREMENTS.

THE HOLDER OF THIS SECURITY, BY ITS ACQUISITION HEREOF, AGREES THAT IT WILL NOT, PRIOR TO THE DATE THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (a) TO THE COMPANY; (b) TO A PERSON THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER, AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT (A “QIB”), IN COMPLIANCE WITH RULE 144A, (c) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE AND ON THE UNDERSTANDING THAT THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL BEFORE REGISTERING ANY SUCH TRANSFER ON ITS SHARE TRANSFER RECORDS), (d) PURSUANT TO A SECURITIES ACT REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE AND THAT CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER, OR (e) PURSUANT TO ANOTHER AVAILABLE EXEMPTION, IF ANY, FROM SUCH REGISTRATION REQUIREMENTS OR IN A TRANSACTION NOT SUBJECT TO SUCH REGISTRATION REQUIREMENTS; AND AGREES THAT IT SHALL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.”

(B) Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Initial Purchaser as of the date hereof and as of each Closing Date (it being understood that such representations, warranties and agreements at each Closing Date shall be deemed to relate to the SEC Filings as amended or supplemented to such time) as follows:

(a) No Registration Required. Subject to compliance by the Initial Purchaser with the representations and warranties set forth in Section 2(A)(e) and (f) and Section 8 of this Agreement and with the procedures set forth in Section 8 of this Agreement, it is not necessary in connection with the offer, sale and delivery of the Shares to the Initial Purchaser and to each Subsequent Purchaser in the manner contemplated by this Agreement to register the Shares under the Securities Act.

(b) No Integration of Offerings or General Solicitation. The Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Shares in a manner that would require the Shares to be registered under the Securities Act. None of the Company, its affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchaser, as to whom the Company makes no representation or warranty) has engaged or will engage, in connection with the offering of the Shares, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act with respect to the Shares, other than maintaining the effectiveness of the Company’s current shelf registration statements.

(c) Eligibility for Resale. The Shares are eligible for resale pursuant to Rule 144A and are not of the same class as shares listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a United States automated interdealer quotation system or shares of an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940 (the “Investment Company Act,” which term, as used in this Agreement, includes the rules and regulations of the Commission promulgated thereunder).

(d) SEC Filings. The Annual Report of the Company on Form 10-K for the year ended December 31, 2004 filed by the Company with the Commission (including the portions of the Company’s proxy statement incorporated by reference therein) as supplemented by each Quarterly Report of the Company on Form 10-Q, each Current Report of the Company on Form 8-K filed by the Company with the Commission since January 1, 2005, but not including any Current Reports on Form 8-K furnished to the Commission pursuant to Item 7.01 or Item 2.02 (or any comparable provisions adopted by the Commission) of Form 8-K (collectively, the “SEC Filings”), do not include an untrue statement of any material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) The Offering Memorandum. If delivered by the Company to the Initial Purchaser, the Offering Memorandum shall not, on the date of its delivery or thereafter through the completion of the Initial Purchaser’s placement of the Shares, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation, warranty and agreement shall not apply to any statements in, or omissions from, the Offering Memorandum made in reliance upon and in conformity with information furnished in writing to the Company by the Initial Purchaser expressly for inclusion in the Offering Memorandum or any amendment or supplement thereto. The Company has not distributed and will not distribute, prior to the earlier of the Redemption Date (as defined in the Articles Supplementary) and the completion of the Initial Purchaser’s placement of the Shares, any offering material in connection with the offering and sale of the Shares other than the Offering Memorandum.

(f) Incorporated Documents. If delivered by the Company to the Initial Purchaser, the Offering Memorandum shall incorporate by reference those filings by the Company pursuant to the Exchange Act that would be permitted to be incorporated by reference in a Registration Statement on Form S-3 filed by the Company pursuant to the Securities Act. Any documents that are incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act and, when read together with the other information in the Offering Memorandum, do not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representation and warranties in this Section 2(B)(f) shall not apply to any statements or omissions made in reliance on and in conformity with information relating to the Initial Purchaser furnished in writing to the Company by the Initial Purchaser expressly for inclusion in the Offering Memorandum or any amendment or supplement thereto;

(g) Organization, Power and Authority of Company and Operating Partnership. The Company has been duly organized and is validly existing as a real estate investment trust under and by virtue of the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland. First Industrial, L.P., a Delaware limited partnership whose sole general partner is the Company (the “Operating Partnership”), has been duly organized and is validly existing as a limited partnership in good standing under and by virtue of the Delaware Revised Uniform Limited Partnership Act. The Company is the sole general partner of the Operating Partnership. Each of the Company and the Operating Partnership have, and at each Closing Date will have, full corporate and partnership power and authority, as the case may be, to conduct all the activities conducted by it, to own, lease or operate all the properties and other assets owned, leased or operated by it and to conduct its business in which it engages or proposes to engage and the transactions contemplated hereby. The Company is, and at each Closing Date will be, duly qualified or registered to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the properties and assets owned, leased or operated by it makes such qualification or registration necessary, except where failure to obtain such qualifications or registration will not have a material adverse effect on (i) the condition, financial or otherwise, or the earnings, assets or business affairs or prospects of the Operating Partnership, Company and the Subsidiaries, taken as a whole, or on the 846 in-service properties owned, directly or indirectly, by the Company as of September 30, 2005 (individually, a “Property” and collectively, the “Properties”) taken as a whole, (ii) the issuance, validity or enforceability of the Series I Preferred Stock or the Shares or (iii) the consummation of any of the transactions contemplated by this Agreement (each a “Material Adverse Effect”), which jurisdictions of foreign qualification or registration are identified in Schedule 2(B)(g) hereto. The Operating Partnership is, and at each Closing Date will be, duly qualified or registered to do business and in good standing as a foreign limited partnership in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned, leased or operated by it makes such qualification or registration necessary, except where failure to obtain such qualification or registration will not have a Material Adverse Effect, which jurisdictions of foreign qualification or registration are identified in Schedule 2(B)(g) hereto. Complete and correct copies of the articles of incorporation and of the by-laws of the Company and the certificate of limited partnership and agreement of limited partnership of the Operating Partnership and all amendments thereto have been delivered to the Initial Purchaser or its counsel.

(h) Organization, Power and Authority and Capitalization of Subsidiaries. Each of First Industrial Financing Partnership, L.P. (the “Financing Partnership”), First Industrial Securities, L.P. (“Securities, L.P.”), First Industrial Mortgage Partnership, L.P. (the “Mortgage Partnership”), First Industrial Pennsylvania, L.P. (“FIP”), First Industrial Harrisburg, L.P. (“FIH”) and First Industrial Indianapolis, L.P. (“FII”) (the Financing Partnership, Securities, L.P., the Mortgage Partnership, FIP, FIH and FII are referred to collectively herein as the “Partnership Subsidiaries”) has been duly organized and is validly existing as a limited partnership in good standing under and by virtue of the laws of its jurisdiction of organization. Each of First Industrial Securities Corporation (“FISC”), First Industrial Indianapolis Corporation (“FIIC”), First Industrial Finance Corporation (“FIFC”), First Industrial Mortgage Corporation (“FIMC”), First Industrial Development Services, Inc. (“FIDSI”) and First Industrial Pennsylvania Corporation (“FIPC”), (FISC, FIIC, FIFC, FIMC, FIDSI and FIPC are referred to collectively herein as the “Corporate Subsidiaries”), FR First Cal, LLC, (“FR First Cal”), FR Bucks Property Holding, L.P. (“FR Bucks”), FR Lehigh Property Holding, L.P. (“FR Lehigh”), FR Aberdeen, LLC (“FR Aberdeen”), FR Lackawanna Property Holding, LP (“FR Lackawanna”), FR Park Plaza, LLC, (“FR Park”), First Industrial Acquisitions, Inc. (“FIAI”), First Industrial Harrisburg Corporation (“FIHC”), and FI Development Services Corporation (“FIDSC”) (FR First Cal, FR Bucks, FR Lehigh, FR Aberdeen, FR Lackawanna, FR Park, FIAI, FIHC, and FIDSC are referred to collectively herein as the “Additional Subsidiaries,” and the Partnership Subsidiaries, the Corporate Subsidiaries and the Additional Subsidiaries are referred to herein collectively as the “Subsidiaries” or individually as a “Subsidiary”), has been duly organized and is validly existing as a corporation in good standing under and by virtue of the laws of its jurisdiction of incorporation. Other than the Corporate Subsidiaries, the Partnership Subsidiaries and the Additional Subsidiaries, no entities in which the Company owns any equity securities constitute, individually or in the aggregate, a “significant subsidiary” under Rule 1-02 of Regulation S-X (substituting “net income” for “income from continuing operations”) promulgated under the Exchange Act. FIFC is a wholly-owned subsidiary of the Company and is the sole general partner of the Financing Partnership. FIM is a wholly-owned subsidiary of the Company and is the sole general partner of the Mortgage Partnership. FISC is a wholly-owned subsidiary of the Company and is the sole general partner of Securities, L.P. The Operating Partnership and FISC are the only limited partners of Securities, L.P. FIPC is a wholly-owned subsidiary of the Company and is the sole general partner of FIP. FIIC is a wholly-owned subsidiary of the Company and is the sole general partner of FII. FIHC is a wholly-owned subsidiary of the Company and is the sole general partner of FIH. FIDSI is a wholly-owned subsidiary of the Operating Partnership. The Operating Partnership is the sole limited partner of each Partnership Subsidiary (except for Securities, L.P.). Each of the Subsidiaries has, and at each Closing Date will have, full corporate, partnership or limited liability company power and authority, as the case may be, to conduct all the activities conducted by it, to own, lease or operate all the properties and other assets owned, leased or operated by it and to conduct its business in which it engages or proposes to engage and the transactions contemplated hereby. Each of the Corporate Subsidiaries is, and at each Closing Date will be, duly qualified or registered to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the properties and assets owned, leased or operated by it makes such qualification or registration necessary, except where failure to obtain such qualifications or registration will not have a Material Adverse Effect, which jurisdictions of foreign qualification or registration are identified in Schedule 2(B)(h) hereto. Each of the Partnership Subsidiaries is, and at each Closing Date will be, duly qualified or registered to do business and in good standing as a foreign limited partnership in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned, leased or operated by it makes such qualification or registration necessary, except where failure to obtain such qualification or registration will not have a Material Adverse Effect, which jurisdictions of foreign qualification or registration are identified in Schedule 2(B)(h) hereto. Complete and correct copies of the charter documents, partnership agreements and other organizational documents of the Subsidiaries and all amendments thereto as have been requested by the Initial Purchaser or its counsel have been delivered to the Initial Purchaser or its counsel.

(i) Partnership Agreements. As of each Closing Date, the partnership agreement of the Operating Partnership will have been duly authorized, executed and delivered by the Company, as general partner and a limited partner, and the partnership agreement of each Partnership Subsidiary will have been duly authorized, validly executed and delivered by each partner thereto and (assuming in the case of the Operating Partnership the due authorization, execution and delivery of the partnership agreement by each limited partner other than the Company) each such partnership agreement will be a valid, legally binding and enforceable in accordance with its terms immediately following each Closing Date subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. All of the issued and outstanding shares of capital stock of the Company and each Corporate Subsidiary and all of the outstanding units of general, limited and/or preferred partner interests of the Operating Partnership and each Partnership Subsidiary will have been duly authorized and are validly issued, fully paid and non-assessable, and (except as described in the SEC Filings) will be owned directly or indirectly (except in the case of the Company) by the Company or the Operating Partnership, as the case may be, free and clear of all security interests, liens and encumbrances (except for pledges in connection with the loan agreements of the Company, the Operating Partnership and the Subsidiaries).

(j) Capitalization Matters. The Company’s authorized capitalization consists of 10,000,000 shares of preferred stock, par value $.01 per share, 100,000,000 shares of Common Stock, par value $.01 per share (the “Common Stock”), and 65,000,000 shares of excess stock, par value $.01 per share. All of the Company’s issued and outstanding shares of Common Stock and preferred stock have been duly authorized and are validly issued, fully paid and non-assessable and will have been offered and sold in compliance, in all material respects, with all applicable laws (including, without limitation, federal or state securities laws). The shares of Series I Preferred Stock have been duly authorized for issuance and sale pursuant to this Agreement and, when the shares of Series I Preferred Stock have been deposited by the Company with the Depositary in accordance with the Deposit Agreement and the Depositary Receipts have been issued and delivered by the Depositary and paid for by the Initial Purchaser pursuant to this Agreement, such shares of Series I Preferred Stock shall be validly issued, fully paid and nonassessable and the Shares represented by the Depositary Receipts shall be entitled to the benefits of the Deposit Agreement and the Depositary Receipts shall constitute valid and binding agreements of the Depositary and the Company, enforceable in accordance with their terms (except to the extent that enforcement thereof may be limited by (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought) and will have been offered and sold in compliance, in all material respects, with all applicable laws (including, without limitation, federal or state securities laws). Upon payment of the Purchase Price and delivery of Depositary Receipts representing the Shares in accordance herewith, the Initial Purchaser will receive good, valid and marketable title to the Shares, free and clear of all security interests, mortgages, pledges, liens, encumbrances, claims and equities. The form of Depositary Receipts will be in due and proper form and will comply, in all material respects, with all applicable legal requirements. No shares of Common Stock or preferred stock of the Company are reserved for any purpose other than shares to be issued pursuant to this Agreement and except as disclosed in this Agreement or the SEC Filings.

(k) Financial Statements. The financial statements, supporting schedules and related notes included, or incorporated by reference, in the SEC Filings comply in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial condition of the entity or entities or group presented or included therein, as of the respective dates thereof, and its consolidated results of operations and cash flows for the respective periods covered thereby, are all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise stated therein and except, in the case of interim periods, for the notes thereto and normal year-end adjustments. The pro forma and/or as adjusted financial information included or incorporated by reference in the SEC Filings has been prepared in accordance with the applicable requirements of the Securities Act and the American Institute of Certified Public Accountants guidelines with respect to pro forma and as adjusted financial information, and includes all adjustments necessary to present fairly the pro forma and/or as adjusted financial condition of the entity or entities or group presented or included therein at the respective dates indicated and the results of operations and cash flows for the respective periods specified. PricewaterhouseCoopers LLP (the “Accountants”) who have reported on such financial statements, schedules and related notes, are independent registered public accountants with respect to the Company, the Operating Partnership and the Partnership Subsidiaries as required by the Securities Act.

(l) No Change in Capitalization. Subsequent to the respective dates as of which information is given in the SEC Filings and prior to each Closing Date, (i) there has not been and will not have been at each Closing Date, any change in the capitalization, long term or short term debt or in the capital stock or equity of each of the Company, the Operating Partnership or any of the Subsidiaries which would be material to the Company, the Operating Partnership and the Subsidiaries considered as one enterprise (anything which would be material to the Operating Partnership, the Company and the Subsidiaries, considered as one enterprise, being hereinafter referred to as “Material”), (ii) except as set forth in the SEC Filings, as contemplated by this Agreement and the transactions referred to herein and as relating to or resulting from the issuance of the Company’s Series I Flexible Cumulative Redeemable Preferred Stock, neither the Operating Partnership, the Company nor any of the Subsidiaries has incurred nor will any of them incur any liabilities or obligations, direct or contingent, which would be Material, nor has any of them entered into nor will any of them enter into any transactions, which would be Material, (iii) there has not been any Material Adverse Effect, (iv) except for regular quarterly distributions on the Company’s shares of Common Stock, and the dividends on the shares of the Company’s (a) Depositary Shares each representing 1/100 of a share of 8 5/8% Series C Cumulative Preferred Stock (the “Series C Preferred Stock”), (b) Depositary Shares each representing 1/100 of a share of the Company’s 6.236% Series F Flexible Cumulative Preferred Stock (the “Series F Preferred Stock”) and (c) Depositary Shares each representing 1/100 of a share of the Company’s 7.236% Series G Flexible Cumulative Preferred Stock (the “Series G Preferred Stock”), the Company has not paid or declared and will not pay or declare any dividends or other distributions of any kind on any class of its capital stock, and (v) except for distributions in connection with regular quarterly distributions on partnership units, the Operating Partnership has not paid any distributions of any kind on its partnership units.

(m) Ratings. At the date of this Agreement, the Company’s senior unsecured notes are rated Baa2 by Moody’s Investors Service, Inc. (“Moody’s”), BBB by Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), and BBB by Fitch Ratings Ltd. (“Fitch” and, together with Moody’s and S&P, the “Rating Agencies”) and the Company’s Preferred Shares are rated Baa3 by Moody’s, BBB- by S&P and BBB- by Fitch.

(n) Investment Company. None of the Company, the Operating Partnership or any of the Subsidiaries is, or as of each Closing Date will be, required to be registered under the Investment Company Act.

(o) No Material Actions or Proceedings. To the knowledge of the Company and the Operating Partnership, after due inquiry, except as set forth in the SEC Filings, there are no actions, suits, proceedings, investigations or inquiries, pending or, after due inquiry, threatened against or affecting the Operating Partnership, the Company or any of the Subsidiaries or any of their respective officers or directors in their capacity as such or of which any of their respective properties or assets or any Property is the subject or bound, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would reasonably be expected to have a Material Adverse Effect.

(p) Compliance With Law. The Company, the Operating Partnership and each of the Subsidiaries (i) have, and at each Closing Date will have, (A) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the SEC Filings and are in material compliance with such, and (B) complied in all material respects with all laws, regulations and orders applicable to it or its business and (ii) are not, and at each Closing Date will not be, in breach of or default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract, joint venture or partnership agreement or other agreement or instrument (collectively, a “Contract or Other Agreement”) or under any applicable law, rule, order, administrative regulation or administrative or court decree to which it is a party or by which any of its other assets or properties or by which the Properties are bound or affected, except where such default, breach or failure will not, either singly or in the aggregate, have a Material Adverse Effect. To the knowledge of the Operating Partnership, the Company and each of the Subsidiaries, after due inquiry, no other party under any material Contract or Other Agreement to which it is a party is in default thereunder, except where such default will not have a Material Adverse Effect. None of the Operating Partnership, the Company or any of the Subsidiaries is, nor at each Closing Date will any of them be, in violation of any provision of its articles of incorporation, by-laws, certificate of limited partnership, partnership agreement or other organizational document, as the case may be.

(q) No Further Consents Required. No Material consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body or any other entity is required in connection with the offering, issuance or sale of the Series I Preferred Stock and the Shares hereunder except such as may be required under state securities, Blue Sky or real estate syndication laws or the by-laws, the corporate financing rule or the conflict of interests rule of the NASD in connection with the purchase and distribution by the Initial Purchaser of the Shares or such as have been received prior to the date of this Agreement and except for the filing of this Agreement, the Deposit Agreement, the Articles Supplementary, the form of certificate representing the Series I Preferred Stock and the form of the Depositary Receipts with the Commission as exhibits to a Form 8-K, which the Company agrees to make in a timely manner.

(r) Full Corporate and Partnership Authority. The Company and the Operating Partnership have full corporate or partnership power, as the case may be, to enter into each of this Agreement and the Deposit Agreement and to execute, deliver and file the Articles Supplementary to the extent each is a party thereto. This Agreement has been duly and validly authorized, executed and delivered by the Company and the Operating Partnership, constitutes a valid and binding agreement of the Company and the Operating Partnership, and, assuming due authorization, execution and delivery by the Initial Purchaser, is enforceable against the Company and the Operating Partnership in accordance with the terms hereof, subject to (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought. The execution, delivery and performance of this Agreement, the Articles Supplementary and the Deposit Agreement and the consummation of the transactions contemplated hereby, and compliance by each of the Company, the Operating Partnership and the Subsidiaries with its obligations hereunder and thereunder, to the extent each is a party thereto, will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets or properties of the Operating Partnership, the Company or any of the Subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the certificate of incorporation, by-laws, certificate of limited partnership, partnership agreement or other organizational documents of the Operating Partnership, the Company or any of the Subsidiaries, any Contract or Other Agreement to which the Company, the Operating Partnership or any of the Subsidiaries is a party or by which the Company, the Operating Partnership or any of the Subsidiaries or any of their assets or properties are bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency (foreign or domestic) or body applicable to the business or properties of the Operating Partnership, the Company or any of the Subsidiaries or to the Properties, in each case except for liens, charges, encumbrances, breaches, violations, defaults, rights to terminate or accelerate obligations, or conflicts, the imposition or occurrence of which would not have a Material Adverse Effect.

(s) Title to Properties. As of each Closing Date, each of the Company, the Operating Partnership and the Subsidiaries will have good and marketable title to all properties and assets described in the SEC Filings as owned by it, free and clear of all liens, encumbrances, claims, security interests and defects, except such as are described in the SEC Filings, or such as secure the loan facilities of the Operating Partnership, the Company and the Subsidiaries, or would not result in a Material Adverse Effect.

(t) Insurance. The Operating Partnership, the Company and the Partnership Subsidiaries have property, title, casualty and liability insurance in favor of the Operating Partnership, the Company or the Partnership Subsidiaries with respect to each of the Properties, in an amount and on such terms as is reasonable and customary for businesses of the type conducted by the Operating Partnership, the Company and the Partnership Subsidiaries except in such instances where the tenant is carrying such insurance or the tenant is self-insuring risks;

(u) Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized by the Company and, at each Closing Date, will have been duly executed and delivered by the Company, and, assuming due authorization, execution, and delivery of the Deposit Agreement by the other respective parties thereto, the Deposit Agreement will, at each Closing Date, constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforcement thereof may be limited by (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought).

(v) Compliance With Environmental Laws. Except as disclosed in the SEC Filings, and, except for activities, conditions, circumstances or matters that would not have a Material Adverse Effect: (i) to the knowledge of the Company and the Subsidiaries, after due inquiry, the operations of the Operating Partnership, the Company and the Subsidiaries are in compliance with all Environmental Laws (as defined below) and all requirements of applicable permits, licenses, approvals and other authorizations issued pursuant to Environmental Laws; (ii) to the knowledge of the Operating Partnership, the Company and the Subsidiaries, after due inquiry, none of the Operating Partnership, the Company or the Subsidiaries has caused or suffered to occur any Release (as defined below) of any Hazardous Substance (as defined below) into the Environment (as defined below) on, in, under or from any Property, and no condition exists on, in, under or adjacent to any Property that could reasonably be expected to result in the incurrence of liabilities under, or any violations of, any Environmental Law or give rise to the imposition of any Lien (as defined below), under any Environmental Law; (iii) none of the Operating Partnership, the Company or the Subsidiaries has received any written notice of a claim under or pursuant to any Environmental Law or under common law pertaining to Hazardous Substances on, in, under or originating from any Property; (iv) none of the Operating Partnership, the Company or the Subsidiaries has actual knowledge of, or received any written notice from any Governmental Authority (as defined below) claiming, any violation of any Environmental Law or a determination to undertake and/or request the investigation, remediation, clean-up or removal of any Hazardous Substance released into the Environment on, in, under or from any Property; and (v) no Property is included or, to the knowledge of the Operating Partnership, the Company or the Subsidiaries, after due inquiry, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the “EPA”), or included on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and none of the Operating Partnership, the Company or the Subsidiaries has actual knowledge that any Property has otherwise been identified in a published writing by the EPA as a potential CERCLA removal, remedial or response site or, to the knowledge of the Company and its Subsidiaries, is included on any similar list of potentially contaminated sites pursuant to any other Environmental Law.

As used herein, “Hazardous Substance” shall include any hazardous substance, hazardous waste, toxic substance, pollutant or hazardous material, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCB’s, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste which is subject to regulation under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. § 172.101, or in the EPA’s List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302); “Environment” shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor and outdoor air; “Environmental Law” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. § 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. § 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. §  1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. § 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. § 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. § 1801, et seq.), and all other federal, state and local laws, ordinances, regulations, rules and orders relating to the protection of the environment or of human health from environmental effects; “Governmental Authority” shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; “Lien” shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing and containing a residue of any Hazardous Substance.

None of the environmental consultants which prepared environmental and asbestos inspection reports with respect to any of the Properties was employed for such purpose on a contingent basis or has any substantial interest in the Operating Partnership, the Company or any of the Subsidiaries, and none of them nor any of their directors, officers or employees is connected with the Operating Partnership, the Company or any of the Subsidiaries as a promoter, selling agent, voting trustee, director, officer or employee.

(w) REIT Status. The Company, the Operating Partnership and the Subsidiaries are organized and operate in a manner so that the Company qualifies as a REIT under Sections 856 through 860 of the Code, and the Company has elected to be taxed as a REIT under the Code commencing with the taxable year ended December 31, 1994. The Company, the Operating Partnership and the Subsidiaries intend to continue to be organized and operate so that the Company shall qualify as a REIT for the foreseeable future, unless the Company’s board of directors determines that it is no longer in the best interests of the Company to be so qualified.

(x) Material Document Filings. There is no material document or contract of a character required to be described or referred to in the SEC Filings or to be filed as an exhibit to the SEC Filings which is not described or filed as required therein, except for the filing of this Agreement, the Deposit Agreement, the Articles Supplementary, the form of certificate representing the Series I Preferred Stock and the form of the Depositary Receipts with the Commission, which the Company agrees to make in a timely manner, and the descriptions thereof or references thereto are accurate in all material respects.

(y) No Labor Disputes. None of the Operating Partnership, the Company or any of the Subsidiaries is involved in any labor dispute nor, to the knowledge of the Operating Partnership, the Company or the Subsidiaries, after due inquiry, is any such dispute threatened which would be Material.

(z) Intellectual Property. The Operating Partnership, the Company and the Subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all material trademarks and trade names which are used in or necessary for the conduct of their respective businesses as described in the SEC Filings. To the knowledge of the Company and the Operating Partnership, no claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Operating Partnership, the Company and the Subsidiaries, of such trademarks and trade names does not, to the Company’s or the Operating Partnership’s knowledge, infringe on the rights of any person.

(aa) Tax Returns. Each of the Operating Partnership, the Company and the Subsidiaries has filed all federal, state, local and foreign income tax returns which were required to be filed (except in any case in which the failure to so file would not result in a Material Adverse Effect) and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing would otherwise be delinquent, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and except in any case in which the failure to so pay would not result in a Material Adverse Effect.

(bb) Partnership Tax Treatment. The Operating Partnership and each of the Partnership Subsidiaries is properly treated as a partnership for U.S. federal income tax purposes and not as a “publicly traded partnership.”

(cc) Disclosure of Relationships. No relationship, direct or indirect, exists between or among the Company, the Operating Partnership or the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, the Operating Partnership or the Subsidiaries on the other hand, which is required by the Securities Act to be described in the SEC Filings which is not so described.

(dd) Company’s Internal Accounting System. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets and financial and corporate books and records is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ee) Limits on Dividends. No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except to the extent disclosed in the SEC Filings or as would not be Material, individually or in the aggregate.

(ff) No Limits on Redemption of Shares. The redemption by the Company of the Shares in accordance with the Articles would not constitute a breach or violation of, or a default under, or conflict with, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, or result in the creation or imposition of any lien, charge or encumbrance upon the Properties or any of the other assets of the Company or any of its Subsidiaries pursuant to the terms or provisions of the Articles or Bylaws of the Company, the articles or certificate of incorporation or bylaws or partnership agreement or operating agreement of any of the Subsidiaries or any material contract, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of their property may be bound or any judgment, ruling, decree, order, law, statute, rule or regulation of any court or other governmental agency or body applicable to the Properties or the business or properties of the Company or any of the Subsidiaries, provided that the Company makes no representation as to whether any redemption would be restricted under any financial covenants of the Operating Partnership’s $500 million unsecured credit facility, outstanding mortgage loans or senior unsecured debt instruments (as described in or filed with the SEC Filings) or any other material credit agreement to which the Company, the Operating Partnership or any of the Subsidiaries is a party and, provided, further, that the Company does not currently expect that such financial covenants would limit its ability to redeem the Shares within the 180-day period following the date of this Agreement.

(gg) Certificates and Documents. Any certificate or other document signed by any officer or authorized representative of the Operating Partnership, the Company or any Subsidiary, and delivered to the Initial Purchaser or to counsel for the Initial Purchaser in connection with the sale of the Shares shall be deemed a representation and warranty by such entity, as the case may be, to the Initial Purchaser as to the matters covered thereby.

(hh) No Brokers. There are no contracts, agreements or understandings between the Company or any of its Subsidiaries and any person that would give rise to a valid claim against the Company or the Initial Purchaser for a brokerage commission, finder’s fee or other like payment in connection with the offering, issuance and sale of the Shares, other than the fee payable to the Initial Purchaser pursuant to this Agreement.

Section 3. Additional Covenants of the Company. The Company further covenants and agrees with the Initial Purchaser as follows:

(a) Future Reports to the Initial Purchaser. For so long as the Shares are outstanding and are held by the Initial Purchaser, the Company shall furnish to Wachovia Investment Holdings, LLC at the address set forth below as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt instruments, except for any such reports or communications available through the Commission’s EDGAR system.

(b) No Integration. The Company agrees that it shall not make any offer or sale of securities if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render unavailable (for the purpose of (i) the sale of the Shares by the Company to the Initial Purchaser or (ii) the resale of the Shares by the Initial Purchaser to Subsequent Purchasers) the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof, including the provisions of Regulation D under the Securities Act, or by Rule 144A thereunder or otherwise.

(c) Due Diligence. In connection with the original placement of the Shares, from the date hereof to each Closing Date, the Company agrees that the Initial Purchaser and counsel for the Initial Purchaser shall have the right to make reasonable inquiries into the business of the Company, and the Company also agrees to provide answers to such inquiries (to the extent that such information is available or can be acquired and made available without extraordinary effort or expense and to the extent the provision thereof is not prohibited by applicable law).

(d) Investment Company Act. The Company agrees to take such steps as shall be necessary to ensure that neither the Company nor any Subsidiary shall become an “investment company” within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

(e) Payment of Company Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations under this Agreement and in connection with the transactions contemplated by this Agreement and by the Offering Memorandum, including, without limitation, (i) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Shares, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares to the Initial Purchaser, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Offering Memorandum (including financial statements), and all amendments and supplements thereto, (vi) all filing fees, attorneys’ fees and expenses reasonably incurred by the Company or the Initial Purchaser in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale or placement, as the case may be, under the Blue Sky laws and, if requested by the Initial Purchaser, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, provided that in the case of the Initial Purchaser, such filing fees, attorneys’ fees and expenses shall not exceed $10,000, and (vii) the fees payable in connection with the inclusion of the Shares in The PORTAL Market. Except as provided in this Section 3(e), Section 6 and Section 9 of this Agreement, the Initial Purchaser shall pay its own expenses.

(f) Registration Rights Agreement. Unless the Shares have been redeemed, no later than May 8, 2006, the Company shall authorize the execution, delivery and performance of the Registration Rights Agreement (including provisions for Registration Default liquidated damages similar to those set forth in Section 7(A)(e) of this Agreement).

(g) No Limits on Redemption of Shares. The Company will not, and will cause its Subsidiaries not to, amend the Articles or Bylaws of the Company, the articles or certificate of incorporation or bylaws or partnership agreement or operating agreement of any of the Subsidiaries or amend or enter into any contract, lease or other instrument or suffer to exist any judgment, ruling, decree, or order of any court or other governmental agency or body applicable to the Company or any of its Subsidiaries that would prohibit or restrict in any material manner the ability of the Company to redeem the Shares.

The Initial Purchaser may, in its sole discretion, but shall not be required to, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 4. Appointment of Wachovia Investment Holdings, LLC, as Initial Dividend Rate Calculation Agent. The initial Dividend Rate Calculation Agent under the Articles Supplementary for the Company is appointed as follows:

(a) Appointment of Calculation Agent. Upon the terms and subject to the conditions set forth in this Section 4, effective from and after each Closing, the Company hereby appoints Wachovia Investment Holdings, LLC as its Dividend Rate Calculation Agent under the Articles Supplementary (in such capacity, the “Calculation Agent”), and Wachovia Investment Holdings, LLC hereby accepts such appointment.

(b) Duties of Calculation Agent. In acting under this Section 4, the Calculation Agent shall be obligated to perform only such duties as are set forth specifically herein and in the Articles Supplementary as duties of the Dividend Rate Calculation Agent. In acting under this Agreement, the Calculation Agent (in its capacity as such) assumes no obligation towards, or any relationship of agency or trust for or with, the holders of the Shares.

(c) Expenses. The Company shall reimburse the Calculation Agent for all reasonable expenses, disbursements and advances incurred or made by the Calculation Agent in connection with the services rendered by it as Calculation Agent under this Agreement (including reasonable legal fees and expenses) upon receiving an accounting therefor from the Calculation Agent; provided, however, until May 8, 2006, the Calculation Agent shall pay its expenses incurred in its role as Calculation Agent.

(d) Rights and Liabilities of Calculation Agent. The Calculation Agent shall incur no liability for, or in respect of, any action taken, omitted to be taken or suffered by it in reliance upon any certificate, affidavit, instruction, notice, request, direction, order, statement or other paper, document or communication reasonably believed by it to be genuine and correct. Any certificate, affidavit, instruction, notice, request, direction, order, statement or other paper, document or communication from the Company made or given by it and sent, delivered or directed to the Calculation Agent under, pursuant to or as permitted by any provision of this Agreement shall be sufficient for purposes of this Agreement if such communication is in writing and signed by any officer of the Company. The Calculation Agent may consult with counsel satisfactory to it and, as to legal matters, the opinion of such counsel shall constitute full and complete authorization and protection of the Calculation Agent with respect to any action taken, omitted to be taken or suffered by it hereunder in good faith and in accordance with and in reliance upon the opinion of such counsel.

(e) Right of Calculation Agent to Own Shares. The Calculation Agent may act as Calculation Agent and it and its officers, employees and shareholders may become owners of, or acquire any interest in, Series I Preferred Stock and the Shares, with the same rights as if the Calculation Agent were not the Calculation Agent, and may engage in, or have an interest in, any financial or other transaction with the Company or any of its affiliates as if the Calculation Agent were not the Calculation Agent hereunder.

(f) Termination, Resignation or Removal of Calculation Agent. Wachovia Investment Holdings, LLC may at any time terminate its agreement to act as Calculation Agent by giving no less than 90 days’ written notice to the Company (which notice shall specify the date or event upon which such termination is to become effective) unless the Company consents in writing to a shorter time. The Company may terminate its appointment of Wachovia Investment Holdings, LLC as Calculation Agent at any time by giving written notice to Wachovia Investment Holdings, LLC and specifying the date on which the termination shall become effective; provided, however, that no termination by the Calculation Agent or by the Company shall become effective prior to the date of the appointment of a successor Calculation Agent by the Company as provided in Section 4(g) hereof and the acceptance of such appointment by such successor Calculation Agent. If an instrument of acceptance by a successor Calculation Agent shall not have been delivered to the resigning or terminated Calculation Agent within 30 days after the giving of such notice of resignation and the Company shall not have informed the Calculation Agent that it does not intend to appoint a successor Calculation Agent, the resigning Calculation Agent may petition any court of competent jurisdiction for the appointment of a successor Calculation Agent. Upon termination by either party pursuant to the provisions of this Section 4(f), the Calculation Agent with respect to which this Agreement has been terminated shall be entitled to the reimbursement of all reasonable expenses, disbursements and advances incurred or made by it after November 25, 2004 in connection with the services rendered by it hereunder, as provided by Section 4(c) hereof.

(g) Appointment of Successor Calculation Agent. Any successor Calculation Agent appointed by the Company shall execute and deliver to the Calculation Agent and to the Company an instrument accepting such appointment, and thereupon such successor Calculation Agent shall, without any further act or instrument, become vested with all the rights, immunities, duties and obligations of the Calculation Agent, with like effect as if originally named as Calculation Agent hereunder, and the Calculation Agent shall thereupon be obligated to transfer and deliver, and such successor Calculation Agent shall be entitled to receive and accept copies of any available records maintained by the Calculation Agent in connection with the performance of its obligations hereunder.

(h) Indemnification. The Company shall indemnify and hold harmless the Calculation Agent and its officers and employees from and against all actions claims, damages, liabilities, losses and expenses (including reasonable legal fees and expenses) relating to or arising out of actions or omissions in its capacity as Calculation Agent, except actions, claims, damages, liabilities, losses and expenses caused by the gross negligence or willful misconduct of the Calculation Agent or its officers or employees. The indemnification provided by this Section 4(g) shall survive the redemption or exchange of the Shares and the termination of this Agreement. The Company will not be liable for any settlement of any action or claim effected without its written consent.

(i) Merger, Consolidation or Sale of Business by Calculation Agent. Any corporation into which the Calculation Agent may be merged, converted or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent may be a party, or any corporation to which the Calculation Agent may sell or otherwise transfer all or substantially all of its corporate trust business shall, to the extent permitted by applicable law, become the Calculation Agent under this Agreement without the execution of any document or any further act by the parties hereto.

(j) Consequential Damages. In no event shall the Calculation Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Calculation Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 5. Conditions to Each Closing

(A) Conditions to the Obligations of the Initial Purchaser. The obligations of the Initial Purchaser to purchase and pay for the Shares as provided in this Agreement on each Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company as of the date of this Agreement and as of each Closing Date, as though then made, and to the timely performance by the Company of its covenants and other obligations under this Agreement to be performed at or prior to such date, and to each of the following additional conditions:

(a) Opinions of Company Counsel. On each Closing Date, the Initial Purchaser shall have received the opinions of Cahill Gordon & Reindel llp, securities and tax counsel for the Company; McGuire Woods LLP, Maryland counsel for the Company; and Barack Ferrazzano Kirschbaum Perlman & Nagelberg, Illinois counsel for the Company, each dated the Closing Date, in form and substance satisfactory to the Initial Purchaser.

(b) Company Certificate. On each Closing Date the Initial Purchaser shall have received from the Company a certificate, dated the date of its delivery, signed by two officers of the Company holding the offices of (x) Chief Executive Officer and (y) Chief Financial Officer, or superior officers, in form and substance satisfactory to the Initial Purchaser, to the effect that:

(i) Either no request for information regarding the Shares or this private placement on the part of the staff of the Commission or any state “Blue Sky” authorities has been received, or if any such request has been received, it has been complied with to the satisfaction of the staff of the Commission or such authorities;

(ii) Each signer of such certificate has carefully examined the SEC Filings and, as of the date of such certificate, the SEC Filings do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. All documents required to be filed under the Exchange Act since January 1, 2004 have been filed as required;

(iii) Each of the representations and warranties of the Company contained in this Agreement was, when originally made, and is, at the time such certificate is delivered, true and correct;

(iv) Each of the covenants required to be performed by the Company herein on or prior to the delivery of such certificate has been duly, timely and fully performed in all material respects, and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with;

(v) Except as set forth in the SEC Filings, as contemplated by this Agreement and the transactions referred to herein and as relating to or resulting from the issuance of the Company’s Series I Flexible Cumulative Redeemable Preferred Stock for the period from and after the date of this Agreement through the date of such certificate, (A) the Company and its Subsidiaries, taken as a whole, have not incurred any liabilities or obligations, direct or contingent, or entered into any transactions (other than, in each case, in the ordinary course of business consistent with past practice), that are material to the Company and its Subsidiaries, taken as a whole, (B) there has not been any material change in the shares of beneficial interest, short-term debt or long-term debt of the Company and (C) there has not been any material adverse change, or any development involving a prospective material adverse change, in the financial condition, business, prospects, net worth or results of operations of the Company and its Subsidiaries, taken as a whole.

(c) Other Documents. At each Closing, counsel to the Initial Purchaser shall have been furnished with such other documents as such counsel may reasonably require in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as contemplated in this Agreement shall be satisfactory in form and substance to the Initial Purchaser and to counsel to the Initial Purchaser.

(d) No Unmet Commission Requests. Any request for additional information on the part of the staff of the Commission or any state securities authorities regarding the Shares or this private placement shall have been complied with to the satisfaction of the staff of the Commission or such authorities.

(e) No Material Adverse Change. Except as set forth in the SEC Filings, as contemplated by this Agreement and the transactions referred to herein and as relating to or resulting from the issuance of the Company’s Series I Flexible Cumulative Redeemable Preferred Stock since the date of this Agreement, (i) the Company and its Subsidiaries, taken as a whole, shall not have incurred any liabilities or obligations, direct or contingent, or entered into any transactions (other than, in each case, in the ordinary course of business consistent with past practice), that are material to the Company and its Subsidiaries taken as a whole, and (ii) there shall not have occurred any material change in the shares of beneficial interest, short-term debt or long-term debt of the Company, (iii) there shall not have occurred any material adverse change, or any development involving a prospective material adverse change, in the financial condition, business, prospects, net worth or results of operations of the Company and its Subsidiaries, taken as a whole, and (iv) neither the Company nor any of its Subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty not covered by insurance if, in the reasonable judgment of the Initial Purchaser, any such loss or interference causes a Material Adverse Effect.

(f) No Material Litigation Commenced. Since the respective dates as of which information is given in the SEC Filings, there shall have been no litigation or other proceeding instituted against the Company or any of its Subsidiaries or any of their respective officers, directors or trustees in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would be reasonably expected to result in a Material Adverse Effect.

(g) Subsequent Closing Condition. On or prior to the Subsequent Closing Date, the Initial Purchaser shall have received from the Company a waiver in form and substance reasonably satisfactory to the Initial Purchaser and the Company, effectively waiving the ownership limit (as defined in the Articles) as it applies to the Initial Purchaser (the “Ownership Limit Waiver”).

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchaser and its counsel. If any condition specified in this Section 5(A) shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Initial Purchaser by notice to the Company at any time, and any such termination shall be without liability of any party to any other party, except that the indemnity and contribution agreements set forth in Section 4(h) and Section 9 hereof, the provisions concerning payment of expenses under Section 3(e), and Section 6 and the provisions relating to governing law shall remain in effect.

(B) Conditions to the Obligations of the Company.

(a) The obligations of the Company to sell the Shares as provided in this Agreement on each Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Initial Purchaser as of the date of this Agreement and as of such Closing Date, as though then made, and to the timely performance by the Initial Purchaser of its covenants and other obligations under this Agreement to be performed at or prior to such date, and to the condition that there shall not be any injunction, judgment, order, decree, ruling or charge in effect preventing, or any litigation seeking to prevent or interfere with, the consummation of any of the transactions contemplated by this Agreement.

(b) If any condition specified in this Section 5(B) shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Company by notice to the Initial Purchaser at any time and any such termination shall be without liability of any party to any other party, except that the indemnity and contribution agreements set forth in Section 4(h) and Section 9 hereof, the provisions concerning payment of expenses under Section 3(e) and Section 6 and the provisions relating to governing law shall remain in effect.

(c) Subsequent Closing Conditions.

(i) On or prior to the Subsequent Closing Date, the Company shall have received from the Initial Purchaser a letter of representation in form and substance satisfactory to the Company and the Initial Purchaser, making certain representations in connection with the Ownership Limit Waiver.

(ii) On or prior to the Subsequent Closing Date, the Company shall have received corporate authority granting the Ownership Limit Waiver.

Section 6. Reimbursement of Initial Purchaser’s Expenses. If this Agreement is terminated by the Initial Purchaser pursuant to Section 5(A), or if the sale to the Initial Purchaser of the Shares on any Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision of this Agreement, the Company agrees to reimburse the Initial Purchaser upon demand for all reasonable out-of-pocket expenses that shall have been incurred by the Initial Purchaser in connection with the proposed purchase and the offering and sale of the Shares to have been delivered at such Closing Date, including, but not limited to, fees and disbursements of advisors, travel expenses, postage, facsimile and telephone charges.

Section 7. Contingent Obligations of the Company if the Company Fails to Issue a Redemption Notice for the Shares by April 10, 2006. If by 5:00 p.m. New York time on April 10, 2006 the Company has not delivered to the Initial Purchaser an irrevocable notice of redemption of all of the Shares with a Redemption Date on or before May 8, 2006, then the Company shall be obligated as set forth below in this Section 7; provided, however, that each and every such obligation shall terminate upon the redemption of all the Series I Depositary Shares by the Company; provided further, however, that such termination shall not relieve the Company from any liability for damages suffered by the Initial Purchaser as a result of any breach of such obligations by the Company prior to such termination. Time shall be of the essence with respect to the Company’s compliance with the deadlines set forth in this Section 7.

(A) Creating a Marketable Security.

(a) Additional Issuer Information. In order to render the Shares eligible for resale pursuant to Rule 144A under the Securities Act for the benefit of holders and beneficial owners from time to time of the Shares, the Company shall furnish at its expense upon request, while any of the Shares remain outstanding, to any holder of Shares or prospective purchasers of Shares the information specified in Rule 144A(d)(4) (such information, whether made available to holders or prospective purchasers or furnished to the Commission, is herein referred to as “Additional Issuer Information”), unless the Company is then subject to Section 13 or 15(d) of the Exchange Act or exempt from reporting pursuant to Rule 12g3-2(b) of the Exchange Act.

(b) Offering Memorandum. The Company shall prepare an Offering Memorandum of the sort customary in Rule 144A offerings (including all disclosures required by Rule 144A) for use by the Initial Purchaser in connection with resale of the Shares to Subsequent Purchasers, which shall be in final form no later than May 8, 2006. The Offering Memorandum shall also disclose the REIT-related transfer limitations referred to in Section 1(e) of this Agreement and other restrictions on transfer contained in the Articles. The Company agrees to furnish to the Initial Purchaser, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as the Initial Purchaser shall reasonably request from time to time for use in connection with resales of the Shares.

(c) Resale Shelf Registration Statement. If the Shares have not been redeemed, the Company shall, no later than July 6, 2006, file with the Commission the Resale Shelf Registration Statement, including a prospectus for use by the holders of the Shares, as selling shareholders of their Shares, and shall use its best efforts to have the Resale Shelf Registration Statement and a companion Form 8-A registration statement, if any, for the Shares declared effective no later August 4, 2006 and thereafter to keep such registrations continuously effective with respect to the Shares other than (i) Shares that have been exchanged or disposed of pursuant to the Resale Shelf Registration Statement, (ii)  Shares that are eligible to be sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act and (iii)  Shares that have ceased to be outstanding. To the extent they are eligible, the Company shall use its reasonable best efforts to list the Shares on the New York Stock Exchange (“NYSE”) commencing upon the effective date of such Form 8-A.

(d) Registration Rights Agreement. The Company shall in good faith negotiate with the Initial Purchaser and no later than May 8, 2006 shall sign the Registration Rights Agreement for the benefit of the holders of the Shares from time to time. The Registration Rights Agreement may provide additional terms regarding the Resale Shelf Registration Statement. The Registration Rights Agreement shall require the Company, upon the request of 20% in interest of the holders of the Shares, to file a demand registration statement (the “Demand Registration Statement” and, together with the Resale Registration Statement, the “Registration Statements”) in connection with an underwritten offering of the Shares, provided that the Company shall not be required to file more than one such demand registration. In such underwritten offering, the Company shall cause its officers, attorneys and auditors to supply customary certificates, opinions and comfort letters at the closing. The Registration Rights Agreement shall include typical indemnification and contribution agreements by the Company for the benefit of the selling shareholders under both Registration Statements.

(e) Liquidated Damages. If the Shares have not been redeemed and (i) the Resale Shelf Registration Statement has not been filed with the Commission by July 6, 2006, (ii) by August 7, 2006 such Resale Shelf Registration Statement has not been declared effective by the Commission, or (iii) after the Resale Shelf Registration Statement has been declared effective, it ceases to be effective or otherwise becomes unusable by the holders of Shares who are selling shareholders thereunder for any reason, and the aggregate number of calendar days in any consecutive twelve (12) month period for which the Resale Shelf Registration Statement shall not be usable exceeds 30 days in the aggregate (each such event referred to in clauses (i) through (iii), inclusive, a “Registration Default”), a cash payment which the Company acknowledges shall constitute liquidated damages for any such Registration Default, (a “Default Payment”) shall be payable quarterly in arrears on each Dividend Payment Date (as defined in the Articles Supplementary) to all record holders of the Shares other than (i) shares that have been exchanged or disposed of pursuant to the Resale Shelf Registration Statement, (ii)  Shares that are eligible to be sold pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A) under the Securities Act and (iii)  Shares that have ceased to be outstanding (in addition to any regular distribution accruing or payable on such Shares) and will accrue beginning on (and including) the date on which any such Registration Default shall occur and ending on (but excluding) the date on which all Registration Defaults have been cured. Default Payments shall accrue at a rate of $0.25 (equivalent to 1.00% of the $25.00 liquidation preference) per annum per Share. The Company shall cause the Default Payments to be paid on the regular Dividend Payment Date, whether or not the Company shall have declared a dividend or other distribution on the Shares for such quarter.

The parties to this Agreement agree that the record holders of the Shares may suffer damages in the event that a Registration Default has occurred and is continuing, and that it would not be possible to ascertain the amount of such damages. The parties to this Agreement further agree that the Default Payments shall be liquidated damages provided for in this Section 7(A)(e) of this Agreement and constitute a reasonable estimate of the damages that may be incurred by the holders by reason of a Registration Default.

(f) DTC Eligibility. No later than May 8, 2006, the Company shall cause the Shares to be eligible for clearance and settlement through the facilities of The Depository Trust Company, including, if necessary and to the extent appropriate for a security intended to be traded under Rule 144A and to the extent allowed by applicable law, removal of the legends referred to in Section 2(A)(h).

(g) PORTAL Market Inclusion. Upon the request of the Initial Purchaser, the Company shall use its best efforts to cause the Shares to be eligible for trading in the Private Offering, Resales and Trading through Automated Linkages Market of the National Association of Securities Dealers, Inc. (the “PORTAL Market”).

(h) Ratings. The Company shall use its commercially reasonable efforts to cause the Rating Agencies to issue ratings with respect to the Shares not later than May 8, 2006, or as soon thereafter as practicable.

(i) Initial Purchaser’s Review of Final Offering Memorandum and Proposed Amendments and Supplements. Prior to the delivery of any proposed Offering Memorandum or any proposed amendment or supplement thereto by the Company to the Initial Purchaser, the Company shall furnish to the Initial Purchaser for review a copy of such proposed Offering Memorandum or proposed amendment or supplement thereto, as the case may be, prior to printing such Offering Memorandum or any such amendment or supplement thereto, and the Company shall not print the Offering Memorandum or issue any proposed amendment or supplement containing any provision to which the Initial Purchaser or its counsel reasonably objects (with reasonable prior notice in writing to the Company).

(j) Amendments and Supplements to the Offering Memorandum, Registration Statements and Other Securities Law Matters.

(i) If, prior to the completion of the placement of the Shares by the Initial Purchaser with the Subsequent Purchasers, any event shall have occurred or condition exists as a result of which the Offering Memorandum or either Registration Statement, in each case as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such document is delivered, not misleading, or if in the reasonable opinion of counsel for the Initial Purchaser it is otherwise necessary to amend or supplement the Offering Memorandum or either Registration Statement to comply with applicable law, the Company agrees promptly to prepare (subject to this Section 7(A)), file with the Commission (with respect to any Registration Statement amendment or any documents incorporated by reference) and furnish at its own expense to the Initial Purchaser, such number of copies of amendments or supplements to the Offering Memorandum or a Registration Statement, as the case may be, as are reasonably requested by the Initial Purchaser containing such information as is necessary so that the statements therein as so amended or supplemented will not, in the light of the circumstances when such document is delivered to a purchaser, be misleading or so that such document, as amended or supplemented, will comply with applicable law.

(ii) Following the effectiveness of either Registration Statement and for so long as the Shares are outstanding if, in the judgment of the Initial Purchaser, the Initial Purchaser or any of its Affiliates is required to deliver a prospectus in connection with sales of, or market-making activities with respect to, the Shares, the Company agrees (A) periodically to amend the applicable Registration Statement so that the information contained therein complies with the requirements of Section 10(a) of the Securities Act, (B) to amend the applicable registration statement or supplement the related prospectus or the documents incorporated therein when necessary to reflect any material changes in the information provided therein so that the registration statement and the prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing as of the date the prospectus is so delivered, not misleading and (C) to provide the Initial Purchaser with copies of each amendment or supplement filed and such other documents as the Initial Purchaser may reasonably request.

(iii) The Company hereby expressly acknowledges that the indemnification and contribution provisions of Section 9 of this Agreement are specifically applicable and relate to each offering memorandum, registration statement, prospectus, amendment or supplement referred to in this Section 7(A).

(k) Blue Sky Compliance. The Company (i) shall cooperate with the Initial Purchaser and counsel for the Initial Purchaser to qualify or register the Shares for sale under (or obtain exemptions from the application of) the Blue Sky or state or other securities laws of those jurisdictions (both domestic and foreign) as may be designated by the Initial Purchaser or its counsel, (ii) shall comply with such laws and (iii) shall continue such qualifications, registrations and exemptions in effect so long as required for the Initial Purchaser’s placement of the Shares to the Subsequent Purchasers; provided, however, that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation; and provided, further, that the Company may require that offers and sales in one or more jurisdictions must be made through brokers licensed in that jurisdiction. The Company will advise the Initial Purchaser promptly of its knowledge of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and, in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(l) Exchange Act Filings. Prior to the completion of the placement of the Shares by the Initial Purchaser with the Subsequent Purchasers, the Company shall file, on a timely basis, with the Commission and the NYSE all reports and documents required to be filed under Section 13 or 15(d) of the Exchange Act.

(B) Offering Commencement Date/Customary Rule 144A Deliveries. If the Company fails to redeem all the Shares on or before May 8, 2006, then the Company shall deliver, and shall cause its attorneys, accountants and officers, as applicable, to deliver the following documents to the Initial Purchaser at the offices of Hunton & Williams LLP, Richmond, Virginia no later than 5:00 p.m. New York time on May 8, 2006, (the “Offering Commencement Date”).

(a) Opinions of Counsel. On the Offering Commencement Date, the Initial Purchaser shall receive the corporate and federal income tax opinion of Cahill Gordon & Reindel llp, securities and tax counsel for the Company, the corporate opinion of McGuire Woods LLP, Maryland counsel for the Company, and the corporate opinion of Barack Ferrazzano Kirschbaum Perlman & Nagelberg, Illinois counsel for the Company, each dated the date of its delivery, in substantially the forms set forth in Exhibit B-1, Exhibit B-2, and Exhibit B-3, respectively.

(b) Accountant’s Comfort Letter. On the Offering Commencement Date, the Initial Purchaser shall receive from the Accountants (who shall be independent public accountants within the meaning of Regulation S-X under the Securities Act and the Exchange Act) a letter dated as of such date addressed to the Initial Purchaser, containing statements and information of the type ordinarily included in an accountants’“comfort letter” to underwriters of public offerings, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited, unaudited and pro forma, if any, financial statements and certain financial information contained, or incorporated by reference, in the Offering Memorandum in form and substance reasonably satisfactory to the Initial Purchaser.

(c) Officers’ Certificate. On the Offering Commencement Date, the Initial Purchaser shall receive from the Company a certificate, dated the date of its delivery, signed by each of the President and the Chief Financial Officer of the Company, in form and substance satisfactory to the Initial Purchaser, to the effect that:

(i) Any request for information regarding the Shares or the Rule 144A offering on the part of the staff of the Commission or any such authorities has been complied with to the satisfaction of the staff of the Commission or such authorities;

(ii) Each signer of such certificate has carefully examined the Offering Memorandum (which term includes the Incorporated Documents) and (A) as of the date of such certificate, such documents, taken together, do not include an untrue statement of any material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B) no event has occurred as a result of which it would be necessary to amend or supplement the Offering Memorandum in order to make the statements therein not untrue or misleading in any material respect. All documents required to be filed under the Exchange Act since January 1, 2005 have been filed as required;

(iii) Each of the representations and warranties of the Company contained in this Agreement was, when originally made, and is, at the time such certificate is delivered, true and correct in all material respects;

(iv) Each of the covenants required to be performed by the Company herein on or prior to the delivery of such certificate has been duly, timely and fully performed in all material respects, and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with;

(v) Except as set forth in the SEC Filings, as contemplated by this Agreement and the transactions referred to herein and as relating to or resulting from the issuance of the Company’s Series I Flexible Cumulative Redeemable Preferred Stock for the period from and after the date of this Agreement through the date of such certificate, (A) the Company and its Subsidiaries, taken as a whole, have not incurred any liabilities or obligations, direct or contingent, or entered into any transactions (other than, in each case, in the ordinary course of business consistent with past practice), that are material to the Company and its Subsidiaries, taken as a whole, (B) there has not occurred any material change in the shares of beneficial interest, short-term debt or long-term debt of the Company and (C) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the financial condition, business, prospects, net worth or results of operations of the Company and its Subsidiaries, taken as a whole.

(vi) Other Documents. On the Offering Commencement Date, counsel to the Initial Purchaser shall be furnished with such other documents as such counsel may reasonably require in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, contained in this Agreement.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchaser and its counsel. The Initial Purchaser may, in its sole discretion, but shall not be required to, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

Section 8. Offer, Sale and Resale Procedures. The Initial Purchaser and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Shares:

(a) Offers and Sales only to Qualified Institutional Buyers or Institutional Accredited Investors. Offers and sales of the Shares will be made only by the Initial Purchaser or Affiliates thereof qualified or registered to do so in the jurisdictions in which such offers or sales are made. Each such offer or sale shall be made only:

(i) to persons whom the offeror or seller, or any person acting on behalf of them, reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act); or

(ii) to a limited number of other institutional accredited investors (as such term is defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that the offeror or seller reasonably believes to be and, with respect to sales and deliveries, that are Accredited Investors (“Institutional Accredited Investors”).

(b) No General Solicitation. The Shares will be offered by approaching prospective Subsequent Purchasers on an individual basis. No general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) will be used in connection with the offering of the Shares.

(c) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of Shares acting as a fiduciary for one or more third parties, in connection with an offer and sale to such purchaser pursuant to Section 8(a) above, each third party shall, in the reasonable judgment of the Initial Purchaser, be a Qualified Institutional Buyer.

(d) Rule 144A Reliance and Restrictions on Transfer. The Offering Memorandum shall make prospective offerees aware of the reliance by the offeror and/or seller on the exemption provided by Rule 144A and shall provide that investors that acquire any Shares shall be deemed to have agreed that such Shares may only be resold or otherwise transferred if such Shares are registered for sale under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act (including Rule 144A), or in a transaction not otherwise subject to the Securities Act.

(e) No Liability of Initial Purchaser Following the Sale of the Shares. Following the sale of the Shares by the Initial Purchaser to Subsequent Purchasers pursuant to the terms of this Agreement, the Initial Purchaser shall not be liable or responsible to the Company for any losses, damages or liabilities suffered or incurred by the Company including any losses, damages or liabilities under the Securities Act, arising from or relating to any subsequent resale or transfer of any Shares other than by the Initial Purchaser.

Section 9. Indemnification and Contribution.

The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Initial Purchaser, its officers and directors, and each person, if any, who controls the Initial Purchaser within the meaning or either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in any Offering Memorandum (as amended or supplemented if the Company or the Operating Partnership shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to the Initial Purchaser furnished to the Company or the Operating Partnership in writing by the Initial Purchaser expressly for use therein. The foregoing indemnity agreement shall be in addition to any liability which the Company and the Operating Partnership may otherwise have.

The Initial Purchaser agrees to indemnify and hold harmless the Company and the Operating Partnership, and the Company’s and the Operating Partnership’s officers and directors and each person who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to the Initial Purchaser, but only with reference to information relating to the Initial Purchaser furnished to the Company and the Operating Partnership in writing by the Initial Purchaser expressly for use in the Offering Memorandum or any amendment or supplement thereto. Notwithstanding the preceding, in no case shall the Initial Purchaser be liable or responsible for any amount in excess of the fee specified in Section 1(d) received by such Initial Purchaser in connection with the purchase of the Shares pursuant to this Agreement.

If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnifying Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnified Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Initial Purchaser and such control persons of Initial Purchaser shall be designated in writing by Wachovia Capital Markets, LLC and any such separate firm for the Company, the Operating Partnership, their directors, their officers and such control persons of the Company and the Operating Partnership or authorized representatives shall be designated in writing by the Company or the Operating Partnership. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. If it is ultimately determined that an Indemnified Person was not entitled to indemnification hereunder, such Indemnified Person shall be responsible for repaying or reimbursing the Indemnifying Person for any amounts so paid or incurred by such Indemnifying Person pursuant to this paragraph. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Person. In no event shall any Indemnifying Person have any liability or responsibility in respect of the settlement or compromise of, or consent to the entry of any judgment with respect to any pending or threatened action or claim effected without its prior written consent.

If the indemnification provided for in the first and second paragraphs of this Section 9 is unavailable or insufficient to hold harmless an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and the Initial Purchaser on the other hand from the offering of the Shares or (b) if the allocation provided by clause (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company and the Operating Partnership on the one hand and the Initial Purchaser on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership on the one hand and the Initial Purchaser on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Shares (before deducting expenses other than fees payable pursuant to Section 1(d) herein) received by the Company and the Operating Partnership and the total underwriting discounts and the commissions received by the Initial Purchaser bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Operating Partnership on the one hand and the Initial Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Partnership on the one hand or by the Initial Purchaser on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall the Initial Purchaser be required to contribute any amount in excess of the fee, specified in Section 1(d), received by the Initial Purchaser in connection with the purchase of the Shares pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution agreements contained in this Section 9 and the representations, warranties and covenants of the Company, the Operating Partnership and the Initial Purchaser set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Initial Purchaser or any person controlling the Initial Purchaser or by or on behalf of the Company, its officers or directors or any other person controlling the Company or the Operating Partnership and (c) acceptance of and payment for any of the Shares.

Section 10. Representations and Agreements to Survive Delivery. The agreements set forth in Section 6, Section 7, Section 8 and Section 9 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person of the Initial Purchaser, or by or on behalf of the Company or of any of its Subsidiaries, and shall survive delivery of and payment for the Shares.

Section 11. Notices. All notices or communications hereunder shall be in writing and shall be mailed, delivered or telecopied and confirmed (including confirmation by email if so indicated):

(a) if to the Company, to:

First Industrial Realty Trust, Inc.
311 South Wacker Drive
Suite 4000
Chicago, Illinois 60606
Attention: John H. Clayton, Esq.
Telecopy: (313) 922-6320
E-mail: jclayton@firstindustrial.com

with a copy to:

Cahill Gordon & Reindel llp
80 Pine Street
New York, New York 10005
Attention: Gerald Tanenbaum, Esq.
Telecopy: (212) 269-5420
E-mail: gtanenbaum@cahill.com

(b) and if to the Initial Purchaser to:

Wachovia Investment Holdings, LLC
301 South College Street, DC-7
One Wachovia Center
Charlotte, North Carolina 28288
Attention: Ms. Teresa Hee
Telecopy: (704) 383-9165
E-Mail: teresa.hee@wachovia.com

with a copy to:

Hunton & Williams LLP
Riverfront Plaza, East Tower
951 East Byrd Street
Richmond, Virginia 23219-4074
Attention: Randall S. Parks, Esq.
Telecopy: (804) 788-8218
E-Mail: rparks@hunton.com

Any party to this Agreement may change such address for notices by sending to the other parties to this Agreement written notice of a new address for such purpose.

Section 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchaser, the Company and the Operating Partnership and their respective successors. Nothing expressed or mentioned in this Agreement is intended, or shall be construed, to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers, trustees and directors referred to in Section 4(h) and Section 9 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers, trustees and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.

Section 13. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 14. Counterparts. This Agreement may be executed in one or more counterparts, signature pages may be detached from such separately executed counterparts and reattached to other counterparts and, in each such case, the executed counterparts hereof shall constitute a single instrument. Signature pages may be delivered by telecopy.

Section 15. Enforceability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 16. Waiver of Rights to Trial by Jury. The Company and the Initial Purchaser each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

Section 17. Amendments and Modifications. This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Initial Purchaser, the Company and the Operating Partnership.

[SIGNATURE PAGE FOLLOWS.]

If the foregoing correctly sets forth the understanding between the Company, the Initial Purchaser and the Operating Partnership, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Initial Purchaser, the Company and the Operating Partnership.

FIRST INDUSTRIAL REALTY TRUST, INC.

By: /s/Michael J. Havala
Name: Michael J. Havala
Title: CFO

FIRST INDUSTRIAL L.P.

By: First Industrial Realty Trust, Inc.,
as its sole general partner

By: /s/Michael J. Havala___________________
Name: Michael J. Havala
Title: CFO

ACCEPTED as of the date first written above:

WACHOVIA INVESTMENT HOLDINGS, LLC

By: /s/ Cathy A. Casey_____________________
Name: Cathy A. Casey
Title: Director

Schedule 2(B)(g)

Jurisdictions of Foreign Qualification of the Company and the Operating Partnership

ENTITY:	JURISDICTION
First Industrial Realty Trust, Inc., a Maryland corporation	California Florida Georgia Illinois Indiana Michigan Minnesota New Jersey New York North Carolina Ohio Oregon Utah
First Industrial, L.P., a Delaware limited partnership
Arizona
California
Colorado
Connecticut
Florida
Georgia
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maryland
Michigan
Minnesota
Missouri
New Jersey
New York
North Carolina
Ohio
Oregon
Pennsylvania
Tennessee
Texas
Utah
Virginia
Wisconsin

Schedule 2(B)(h)

Jurisdictions of Foreign Qualification of the Subsidiaries

ENTITY	JURISDICTION
First Industrial Financing Partnership, L.P. a Delaware limited partnership	Georgia Illinois Iowa Kansas Maryland Michigan Minnesota Missouri New Hampshire New Jersey Pennsylvania Tennessee Texas Wisconsin
First Industrial Acquisitions, Inc., a Maryland corporation	Arizona California Georgia Illinois Indiana Michigan Minnesota Missouri Ohio Pennsylvania Tennessee Wisconsin
First Industrial Pennsylvania Corporation, a Maryland corporation	Pennsylvania
First Industrial Pennsylvania, L.P., a Delaware limited partnership	Colorado Indiana Pennsylvania
First Industrial Harrisburg Corporation, a Maryland corporation	California New Jersey Pennsylvania

First Industrial Harrisburg, L.P., a Delaware limited partnership	Pennsylvania
First Industrial Securities Corporation, a Maryland corporation	Illinois Michigan
First Industrial Securities, L.P., a Delaware limited partnership	Illinois Michigan Minnesota Pennsylvania
First Industrial Mortgage Corporation, a Maryland corporation	Illinois Michigan
First Industrial Mortgage Partnership, L.P., a Delaware limited partnership	Georgia Illinois Michigan Minnesota Missouri Tennessee
First Industrial Indianapolis Corporation, a Maryland corporation	Indiana
First Industrial Indianapolis, L.P., a Delaware limited partnership	Indiana
FI Development Services Corporation, a Maryland corporation	Florida Illinois Wisconsin
First Industrial Finance Corporation, a Maryland corporation	Georgia Illinois Michigan Wisconsin
First Industrial Development Services, Inc., a Maryland corporation
Arizona
Arkansas
California
Colorado
Florida
Georgia
Illinois
Indiana
Iowa
Louisiana
Michigan
Minnesota
Missouri
Nevada
New Jersey
New York
North Carolina
Ohio
Pennsylvania
Tennessee
Texas
Utah
Virginia
Washington
Wisconsin

EXHIBIT A

Form of Articles Supplementary

Series I Flexible Cumulative Redeemable Preferred Stock
(Liquidation Preference $250,000.00 per Share)

ARTICLES SUPPLEMENTARY

FIRST INDUSTRIAL REALTY TRUST, INC.

____________________________

Articles Supplementary of Board of Directors Classifying
and Designating a Series of Preferred Stock as
Series I Flexible Cumulative Redeemable Preferred Stock
and Fixing Distribution and
Other Preferences and Rights of Such Series

____________________________

Dated as of November 7, 2005

FIRST INDUSTRIAL REALTY TRUST, INC.

__________

Articles Supplementary of Board of Directors Classifying
and Designating a Series of Preferred Stock as

Series I Flexible Cumulative Redeemable Preferred Stock
and Fixing Distribution and
Other Preferences and Rights of Such Series

__________

First Industrial Realty Trust, Inc., a Maryland corporation, having its principal office in the State of Maryland in the City of Baltimore (the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

Pursuant to authority conferred upon the Board of Directors by the Charter and Bylaws of the Company, the Board of Directors on December 3, 1996, December 4, 1997, December 3, 1998, May 12, 2004 and July 28, 2004 adopted resolutions appointing certain members of the Board of Directors to a committee (the “Special Committee”) with power to cause the Company to issue, among other things, certain series of Preferred Stock and to determine the number of shares which shall constitute such series and the terms of such series. The Special Committee, pursuant to a unanimous written consent dated November 4, 2005, (i) authorized the creation and issuance of 1,000 shares of Series I Flexible Cumulative Redeemable Preferred Stock, which stock was previously authorized but not issued, and (ii) determined the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of such series and the Dividend Rate on such series. Such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, number of shares and Dividend Rate, as determined by such duly authorized committee, as applicable, are as follows:

Section 1. Number of Shares and Designation. This class of Preferred Stock shall be designated Series I Flexible Cumulative Redeemable Preferred Stock (the “Series I Preferred Shares”) and the number of shares which shall constitute such series shall be 1,000 shares, par value $0.01 per share, which number may be decreased (but not below the number thereof then outstanding) from time to time by the Board of Directors.

Section 2. Definitions. For purposes of these Articles Supplementary, the following terms shall have the meanings indicated:

“Applicable Redemption Premium” shall mean, with respect to any Redemption Date:

(a) if the Redemption Date is on or before March 8, 2006, 97.15%;

(b) if the Redemption Date is on or after March 9, 2006, and on or before May 7, 2006, 97.85%;

(c) if the Redemption Date is on or after May 8, 2006, and on or before November 7, 2006; 98.85%; and

(d) if the Redemption Date is on or after November 8, 2006, 100.00%.

“Applicable Spread” shall mean, (i) in the event of a Downgrade, 2.25% for such period as the Downgrade continues, (ii) in the event of a Double Downgrade, 3.25% for such period as the Double Downgrade continues and (iii) otherwise, 1.25%.

“Bloomberg” means Bloomberg Financial Markets Commodities News.

“Board of Directors” shall mean the Board of Directors of the Company or any committee duly and validly authorized by such Board of Directors to perform any of its responsibilities with respect to the applicable matter.

“Business Day” shall mean any day (other than a Saturday, Sunday or legal holiday) on which banking institutions in The City of New York are open for business and, when used in the definition of One-Month LIBOR, which is also a day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

“Change of Control Event” shall mean the occurrence of any one of the following events:

(a) any "person", as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Act”) (other than the Company, any of its subsidiaries, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its subsidiaries, or any underwriter or other person if the Board of Directors has determined that such underwriter or other person will make a timely distribution or resale of such securities to or among other holders), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 40% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors or (B) the then outstanding shares of Common Stock of the Company (in either such case other than as a result of acquisition of securities directly from the Company); or

(b) persons who, as of the first Issue Date, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board of Directors, provided that any person becoming a director of the Company subsequent to the first Issue Date whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes hereof, be considered an Incumbent Director; or

(c) the stockholders of the Company shall approve (A) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting stock of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company.

“Common Stock” shall mean the Common Stock, par value $0.01 per share, of the Company.

“Dividend Default” shall have the meaning set forth in Section 7(1) hereof.

“Dividend Payment Date” shall have the meaning set forth in Section 3(1) hereof.

“Dividend Period” shall have the meaning set forth in Section 3(1) hereof.

“Dividend Rate” shall mean, with respect to any specified day in any Dividend Period, a floating rate, expressed as a percentage of the Liquidation Preference per annum, determined by the Dividend Rate Calculation Agent at the request of the Company and provided to the Company, as follows:

(a) from November 8, 2005 through and including March 8, 2006, a rate equal to the sum of (i) the applicable One-Month LIBOR for such day, plus (ii) the Applicable Spread; and

(b) from March 9, 2006 through and including May 8, 2006, a rate equal to the sum of (i) the applicable One-Month LIBOR for such day, plus (ii) the Applicable Spread plus (iii) 0.5%; and

(c) from May 9, 2006 through and including November 8, 2006, a rate equal to the sum of (i) the applicable One-Month LIBOR for such day, plus (ii) the Applicable Spread plus (iii) 1.25%; and

(d) from and after November 9, 2006, a rate equal to the sum of (i) the applicable One-Month LIBOR for such day, plus (ii) the product of (y) the Applicable Spread minus 0.75%, multiplied by (z) the number of whole calendar months elapsed between the applicable Issue Date and the first day of the calendar month in which such specified day occurs;

provided, however, that, unless a Change of Control Event has occurred, the Dividend Rate shall not, in any case, exceed 20.0%. Anything to the contrary herein notwithstanding, upon the occurrence of a Change of Control Event, the Dividend Rate shall be equal to 22.0%.

“Dividend Rate Calculation Agent” shall mean such financial institution (and any legal successor thereto) from time to time as shall be selected by the Company, provided such selection is approved by the vote or written consent of the holders of at least two-thirds of the outstanding shares of the Series I Preferred Shares, and shall initially mean Wachovia Investment Holdings, LLC.

“Double Downgrade” shall mean if, at any time, any two of Moody’s, S&P or Fitch rates (i) the long-term senior unsecured debt of the Company, or (ii) the Series C Preferred Shares, Series F Preferred Shares or Series G Preferred Shares, below Baa3, BBB- or BBB-, respectively.

“Downgrade” shall mean if, at any time, any of Moody’s, S&P or Fitch rates (i) the long-term senior unsecured debt of the Company, or (ii) the Series C Preferred Shares, Series F Preferred Shares or Series G Preferred Shares, below Baa3, BBB- or BBB-, respectively.

“Excess Stock” shall have the meaning set forth in Article IX of the Charter.

“Fitch” shall mean Fitch Ratings Ltd.

“Issue Date” shall mean, with respect to any Series I Preferred Shares, the date on which such Series I Preferred Shares are issued.

“Junior Shares” shall mean all classes or series of Common Stock and all equity securities issued by the Company ranking junior to the Series I Preferred Shares as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up of the Company, as applicable.

“Liquidation Preference” shall have the meaning set forth in Section 4(1) hereof.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“One-Month LIBOR” means, with respect to any Dividend Period or any day included in such Dividend Period, the rate per annum appearing as the London Interbank Offered Rate for deposits in U.S. dollars having a term of one month, as published on the Business Day that is two Business Days preceding the first day of the applicable Dividend Period on the interest rate page most nearly corresponding to Telerate Page 3750 (or such other page as may replace such page for the purpose of displaying comparable rates) at approximately 11:00 a.m. London time on the relevant date. If such rate does not appear on the Bloomberg interest rate page most nearly corresponding to Telerate Page 3750 (or such other page as may replace such page for the purpose of displaying comparable rates) on the relevant date, the One-Month LIBOR Rate will be the arithmetic mean of the rates quoted by three major banks in New York City selected by the Dividend Rate Calculation Agent, at approximately 11:00 a.m., New York City time, on the relevant date for loans in U.S. Dollars to leading European banks for a period of one month. The Company shall promptly (or shall cause its Dividend Rate Calculation Agent promptly to) notify any holder of the Series I Preferred Shares of the Dividend Rate for any Dividend Period upon request.

“Parity Shares” shall mean the Series C Preferred Shares, Series F Preferred Shares, Series G Preferred Shares and any other series of preferred stock issued by the Company ranking on a parity with the Series I Preferred Shares as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up of the Company, as applicable, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof are different from those of the Series I Preferred Shares.

“Redemption Date” shall have the meaning set forth in Section 5(2) hereof.

“Redemption Price” shall have the meaning set forth in Section 5(1) hereof.

“Series C Preferred Shares” shall mean the 8 5/8% Series C Cumulative Preferred Stock of the Company.

“Series F Preferred Shares” shall mean the Series F Flexible Cumulative Redeemable Preferred Stock of the Company.

“Series G Preferred Shares” shall mean the Series G Flexible Cumulative Redeemable Preferred Stock of the Company.

“Series I Preferred Shares” shall have the meaning set forth in Section 1 hereof.

“S&P” shall mean Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

“Telerate Page 3750” means the display designated on page 3750 on MoneyLine Telerate (or such other page as may replace the 3750 page on the service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollars deposits).

Section 3. Dividend Rights. (1) Dividends shall be payable in cash on the Series I Preferred Shares when, as and if declared by the Board of Directors, out of assets legally available therefor: (i) for the period (the “Initial Dividend Period”) from the applicable Issue Date to but excluding January 1, 2006, and (ii) for each monthly dividend period thereafter (the Initial Dividend Period and each monthly dividend period being hereinafter individually referred to as a “Dividend Period” and collectively referred to as “Dividend Periods”), which monthly Dividend Periods shall commence on the first day of each calendar month and shall end on and include the last day of the calendar month. Dividends payable on each Dividend Payment Date (as defined below) with respect to each share of Series I Preferred Stock shall be equal to the sum of the daily amounts for each day actually elapsed during a Dividend Period, which daily amounts shall be computed by dividing (x) the product of (A) the Dividend Rate in effect for each such day during such Dividend Period multiplied by (B) the Liquidation Preference, by (y) 360. Dividends on each Series I Preferred Share shall be cumulative from the applicable Issue Date and shall accrue whether or not such dividends shall be declared, whether or not there shall be assets of the Company legally available for the payment of such dividends, whether or not the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such declaration or payment or provides that such authorization or payment would constitute a breach thereof or a default thereunder, and whether or not such declaration or payment shall be restricted or prohibited by law. Such dividends shall be payable in arrears, without interest thereon, when, as and if declared by the Board of Directors, on the last day of each Dividend Period, commencing on December 31, 2005 (each, a “Dividend Payment Date”); provided, however, that if any such day shall not be a Business Day, then the Dividend Payment Date shall be the next succeeding day which is a Business Day. Each such dividend shall be paid to the holders of record of Series I Preferred Shares as they appear on the stock register of the Company on such record date, not more than 45 days nor less than 15 days preceding the applicable Dividend Payment Date, as shall be fixed by the Board of Directors. Dividends on account of arrears for any past Dividend Periods may be declared and paid at any time, without reference to any regular Dividend Payment Date, to holders of record on such date, not more than 45 days nor less than 15 days preceding the applicable Dividend Payment Date, as may be fixed by the Board of Directors. After an amount equal to full cumulative dividends on the Series I Preferred Shares, including for the then current Dividend Period, has been paid to holders of record of Series I Preferred Shares entitled to receive dividends as set forth above by the Company, or such dividends have been declared and funds therefor set aside for payment, the holders of Series I Preferred Shares will not be entitled to any further dividends with respect to that Dividend Period. Any dividend payment made on the Series I Preferred Shares shall first be credited against the earliest accrued but unpaid dividends due with respect to such shares.

(2) When dividends are not paid in full upon the Series I Preferred Shares and any Parity Shares, all dividends declared upon the Series I Preferred Shares and any such Parity Shares shall be declared pro rata so that the amount of dividends declared per share on the Series I Preferred Shares and any such Parity Shares shall in all cases bear to each other that same ratio that the accumulated dividends per share on the Series I Preferred Shares and any such Parity Shares bear to each other. Except as provided in the preceding sentence, unless an amount equal to full cumulative dividends on the Series I Preferred Shares has been paid to holders of record of Series I Preferred Shares entitled to receive dividends as set forth above by the Company for all past Dividend Periods, no dividends (other than in Junior Shares) shall be declared or paid or set aside for payment nor shall any other distribution be made upon any Junior Shares or Parity Shares. Unless an amount equal to full cumulative dividends on the Series I Preferred Shares has been paid to holders of record of Series I Preferred Shares entitled to receive dividends as set forth above by the Company for all past Dividend Periods, no Junior Shares or Parity Shares shall be redeemed, purchased, or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Company or any subsidiary of the Company, except by conversion into or exchange for Junior Shares.

Section 4. Liquidation. (1) In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of Series I Preferred Shares are entitled to receive out of the assets of the Company available for distribution to stockholders, before any distribution of assets is made to holders of Junior Shares upon liquidation, liquidating distributions in the amount of the stated value of $250,000.00 per share (the “Liquidation Preference”), plus all accumulated and unpaid dividends (whether or not earned or declared) for the then current and all past Dividend Periods. If, upon any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the amounts payable with respect to the Series I Preferred Shares and any Parity Shares are not paid in full, the holders of Series I Preferred Shares and of such other shares will share ratably in any such distribution of assets of the Company in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Series I Preferred Shares will not be entitled to any further participation in any distribution of assets by the Company.

(2) Written notice of any such liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series I Preferred Shares at the respective addresses of such holders as the same shall appear on the stock transfer records of the Company.

(3) For purposes of liquidation rights, a consolidation or merger of the Company with or into any other corporation or other entity or a sale of all or substantially all of the assets of the Company shall be deemed not to be a liquidation, dissolution or winding up of the Company.

Section 5. Redemption. (1)  The Series I Preferred Shares are redeemable, out of assets legally available therefore, at the option of Company, by resolution of the Board of Directors, in whole or in part, at any time, at a cash redemption price equal to the sum of (x) the Liquidation Preference multiplied by the Applicable Redemption Premium plus (y) an amount equal to all accrued and unpaid dividends (whether or not earned or declared), if any, to the Redemption Date (the “Redemption Price”); provided, however, that any partial redemption will be for not less than 1,000,000 Series I Preferred Shares.

(2) Notice of redemption shall be mailed by the Company by first class mail, postage prepaid, to each record holder of the Series I Preferred Shares, not less than five nor more than 60 days prior to the redemption date (the “Redemption Date”), to the respective addresses of such holders as the same shall appear on the stock transfer records of the Company (except that if the sole record holder of the Series I Preferred Shares is Wachovia Investment Holdings, LLC, such notice may be given by telecopy to Wachovia Securities Debt Capital Markets at 704-383-9165 (to the attention of Ms. Teresa Hee) with a copy to Hunton & Williams, LLP at 804-788-8218 (to the attention of Randall S. Parks, Esq.)). Each notice shall state: (i) the Redemption Date; (ii) the Redemption Price; (iii) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; and (iv) that dividends on the shares to be redeemed will cease to accumulate on such Redemption Date.

(3) In order to facilitate the redemption of Series I Preferred Shares, the Board of Directors may fix a record date for the determination of the shares to be redeemed, such record date to be not less than five nor more than 60 days prior to the date fixed for such redemption.

(4) Notice having been given as provided above, from and after the date fixed for the redemption of Series I Preferred Shares by the Company (unless the Company shall fail to make available the money necessary to effect such redemption), the holders of shares to be redeemed shall cease to be stockholders with respect to such shares and shall have no interest in or claim against the Company by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive the moneys payable upon such redemption from the Company, less any required tax withholding amount, without interest thereon, upon surrender (and endorsement or assignment of transfer, if required by the Company and so stated in the notice) of their certificates, and the shares represented thereby shall no longer be deemed to be outstanding. The Company may, at its option, at any time after a notice of redemption has been given, deposit the Redemption Price for the Series I Preferred Shares designated for redemption and not yet redeemed, with the transfer agent or agents for the Series I Preferred Shares, as a trust fund for the benefit of the holders of the Series I Preferred Shares designated for redemption, together with irrevocable instructions and authority to such transfer agent or agents that such funds be delivered upon redemption of such shares and to pay, on and after the date fixed for redemption or prior thereto, the Redemption Price of the shares to their respective holders upon the surrender of their share certificates. From and after the making of such deposit, the holders of the shares designated for redemption shall cease to be stockholders with respect to such shares and shall have no interest in or claims against the Company by virtue thereof and shall have no voting or other rights with respect to such shares, except the right to receive from such trust fund the moneys payable upon such redemption, less any required tax withholding amount, without interest thereon, upon surrender (and endorsement, if required by the Company) of their certificates, and the shares represented thereby shall no longer be deemed to be outstanding. Any balance of such moneys remaining unclaimed at the end of the five-year period commencing on the date fixed for redemption shall, subject to the requirements of applicable law, be repaid to the Company upon its request expressed in a resolution of its Board of Directors.

(5) Any Series I Preferred Shares that shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued preferred stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

(6) The Series I Preferred Shares are subject to the provisions of Article IX of the Charter, including, without limitation, the provisions for the redemption of Excess Stock (as defined in such Article IX). Notwithstanding the provisions of Article IX of the Charter, Series I Preferred Shares which have been exchanged pursuant to such Article for Excess Stock may be redeemed, in whole or in part, and, if in part, pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Board of Directors, at any time when outstanding Series I Preferred Shares are being redeemed.

Section 6. Ranking. The Series I Preferred Shares shall, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (a) senior to Junior Shares; (b) on a parity with all Parity Shares; and (c) junior to all equity securities issued by the Company, the terms of which specifically provide that such equity securities rank senior to the Series I Preferred Shares as to the payment of dividends or as to distribution of assets upon liquidation, dissolution or winding up of the Company.

Section 7. Voting Rights. The Series I Preferred Shares shall not have any voting powers either general or special, except as required by law and except that:

(1) If and whenever full cumulative dividends on the Series I Preferred Shares, or any Parity Shares, for eighteen monthly dividend payment periods, whether or not consecutive, are in arrears and unpaid, (such failure to pay by the Company, a “Dividend Default”), the holders of all outstanding Series I Preferred Shares and any Parity Shares, voting as a single class without regard to series, will be entitled to elect two Directors until all dividends in arrears and unpaid on the Series I Preferred Shares and any Parity Shares have been paid or declared and funds therefor set apart for payment. At any time when such right to elect Directors separately as a class shall have so vested, the Company may, and upon the written request of the holders of record of Series I Preferred Shares and Parity Shares of the Company representing not less than 20% of the aggregate liquidation preference of such shares then outstanding shall, call a special meeting of stockholders for the election of such Directors. In the case of such a written request, such special meeting shall be held within 90 days after the delivery of such request and, in either case, at the place and upon the notice provided by law and in the Bylaws of the Company; provided that the Company shall not be required to call such a special meeting if such request is received less than 120 days before the date fixed for the next ensuing Annual Meeting of Stockholders of the Company and the holders of all outstanding Series I Preferred Shares and Parity Shares are afforded the opportunity to elect such Directors (or fill any vacancy) at such Annual Meeting of Stockholders. Directors elected as aforesaid shall serve until the next Annual Meeting of Stockholders of the Company or until their respective successors shall be elected and qualified, or, if sooner, until an amount equal to all dividends in arrears and unpaid have been paid or declared and funds therefor set apart for payment. If, prior to the end of the term of any Director elected as aforesaid, a vacancy in the office of such Director shall occur during the continuance of a Dividend Default by reason of death, resignation, or disability, such vacancy shall be filled for the unexpired term by the appointment of a new Director for the unexpired term of such former Director, such appointment to be made by the remaining Director or Directors elected as aforesaid.

(2) The affirmative vote or consent of the holders of at least two-thirds of the outstanding Series I Preferred Shares and any Parity Shares, voting as a single class without regard to series, will be required to issue, authorize or increase the authorized amount of any class or series of shares ranking prior to the Series I Preferred Shares or any Parity Shares as to dividends or upon liquidation or to issue or authorize any obligation or security convertible into or evidencing a right to purchase any such security. Subject to the preceding sentence, the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series I Preferred Shares, voting separately as a class, will be required to amend or repeal any provision of, or add any provision to, the Charter if such action would materially and adversely alter or change the powers, preferences, privileges or rights of the Series I Preferred Shares.

(3) Nothing herein shall be taken to require a class vote or consent in connection with the authorization, designation, increase or issuance of shares of any class or series (including additional preferred stock of any series) that rank junior to or on a parity with the Series I Preferred Shares as to dividends and liquidation rights or in connection with the authorization, designation, increase or issuance of any bonds, mortgages, debentures or other debt obligations of the Company.

(4) For purposes of the foregoing provisions of this Section 7, each Series I Preferred Share shall have one vote per share, except that when any other series of preferred shares shall have the right to vote with the Series I Preferred Shares as a single class on any matter, then the Series I Preferred Shares and such other series shall have with respect to such matters one vote per $25 of liquidation preference, and fractional votes shall be ignored.

Section 8. Conversion. The Series I Preferred Shares are not convertible into shares of any other class or series of the capital stock of the Company.

Section 9. Information Rights. During any period in which the Company is not subject to Section 13 or 15(d) of the Act and any of the Series I Preferred Shares are outstanding, the Company will (i) transmit by mail to all holders of the Series I Preferred Shares, as their names and addresses appear in the record books of the Company and without cost to such holders, copies of the annual reports and quarterly reports (“Reports”) that the Company would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Act if the Company were subject to such Sections (other than any exhibits that would have been required), and (ii) promptly upon written request, supply copies of such Reports to any prospective holder of Series I Preferred Shares. The Company will mail the Reports to each holder of Series I Preferred Share(s) within fifteen (15) days after the respective dates by which it would have been required to file such Reports with the SEC if it were subject to Section 13 or 15(d) of the Act.

Section 10. Severability of Provisions. If any preference, right, voting power, restriction, limitation as to dividends or other distributions, qualification or term or condition of redemption of the Series I Preferred Shares set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series I Preferred Shares set forth herein which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of the Series I Preferred Shares herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

Section 11. Effective Time. These Articles Supplementary will become effective at 12:01 a.m. on November 8, 2005.

IN WITNESS WHEREOF, the Company has caused these Articles Supplementary to be signed in its name and on its behalf and attested to by the undersigned on this 7th day of November, 2005 and the undersigned acknowledges under the penalties of perjury that these Articles Supplementary are the corporate act of said Company and that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

FIRST INDUSTRIAL REALTY TRUST, INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

EXHIBIT B-1

Form of Opinions of Cahill Gordon & Reindel llp

[Date]

Wachovia Investment Holdings, LLC
301 South College Street, DC-7
One Wachovia Center
Charlotte, North Carolina 28288

Re: First Industrial Realty Trust, Inc.

Ladies and Gentlemen:

This opinion is being furnished to you pursuant to Section 7(B)(a) of the Purchase Agreement dated November 8, 2005 (the “Purchase Agreement”) by and among Wachovia Investment Holdings, LLC (the “Initial Purchaser”) and First Industrial Realty Trust, Inc. (the “Company”) and First Industrial, L.P. (the “Operating Partnership”) relating to the issuance and sale to the Initial Purchaser of 10,000,000 Depositary Shares (the “Depositary Shares”), each representing 1/10,000 of a share of Series I Flexible Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series I Preferred Shares”) of the Company to be issued pursuant to a deposit agreement (the “Deposit Agreement”), by and among the Company and EquiServe Inc. and EquiServe Trust Company, N.A., as Depositary. All capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

We have examined originals, photocopies or conformed copies of all such records of the Company, the Operating Partnership and the Company’s other subsidiaries and all such agreements, certificates of public officials, certificates of officers and representatives of the Company, the Operating Partnership and the Company’s other subsidiaries and such other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures on original documents and the conformity to the originals of all documents submitted to us as conformed copies or photocopies.

Whenever our opinion is indicated to be “to our knowledge”, it should be understood that during the course of our representation of the Company and the Operating Partnership we have not undertaken any independent investigation to determine the existence or absence of facts. The words “to our knowledge” and similar language used in certain of the opinions expressed below are limited to the knowledge of the lawyers within our firm who have had primary responsibility for our work on the transactions contemplated by the Purchase Agreement. In addition, in connection with our opinions expressed below, we advise you that we are not involved in the day-to-day conduct of the business of the Company, the Operating Partnership or the Company’s other Subsidiaries and, accordingly, there may be facts and/or contracts of which we are not aware, and contracts which we have not reviewed, which, if received and reviewed, might cause us to alter the statements made in our opinion.

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We advise you that in our opinion (relying to the extent indicated below on the opinions of other counsel):

(i) Each of the Company and the Corporate Subsidiaries has been duly formed and is validly existing as a corporation in good standing under the laws of its state of organization. The Company is duly qualified or registered as a foreign corporation to transact business and is in good standing in each jurisdiction identified in Schedule I hereto.

(ii) Each of the Operating Partnership and the Partnership Subsidiaries has been duly formed and is validly existing as a limited partnership in good standing under the laws of its state of organization. The Operating Partnership and each of the Partnership Subsidiaries has all requisite partnership power and authority to own, lease and operate its properties and other assets and to conduct the business in which it is engaged and proposes to engage, in each case as described in the SEC Filings, and the Operating Partnership has the partnership power to enter into and perform its obligations under the Purchase Agreement. The Operating Partnership and each of the Partnership Subsidiaries is duly qualified or registered as a foreign partnership and is in good standing in each jurisdiction identified in Schedule I hereto, in each case except where the failure to obtain such qualification or registration would not have a Material Adverse Effect.

(iii) To our knowledge, no shares of preferred stock of the Company are reserved for any purpose. To our knowledge, there are no outstanding securities convertible into or exchangeable for any preferred stock of the Company and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of preferred stock of the Company. To our knowledge, all of the outstanding partnership interests of the Operating Partnership and each of the Partnership Subsidiaries have been duly authorized, validly issued and fully paid and, except for units not owned by the Company, are owned directly or indirectly by the Company or the Operating Partnership.

(iv) To our knowledge, none of the Company, the Operating Partnership or the Subsidiaries is in violation of or default under its charter, by-laws, certificate of limited partnership or partnership agreement, as the case may be, and to our knowledge none of such entities is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any document (as in effect on the date hereof) listed as an exhibit to each of the Company’s and the Operating Partnership’s Annual Report on Form 10-K for [the most recently completed year] [and all other periodic or current reports filed with the Commission subsequent to the date of such Annual Report and prior to the date hereof], in each case as amended, if applicable, to which such entity is a party or by or to which such entity may be bound, or to which any of the Property or assets of such entity or any Property is subject or by which they are bound (it being understood that (i) we express no opinion with respect to matters relating to any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement relating to the acquisition, transfer, operation, maintenance, management or financing of any property or assets of such entity or any other Property and (ii) we are assuming compliance with the financial covenants contained in any such document), except in each case for violations or defaults which in the aggregate are not reasonably expected to have a Material Adverse Effect.

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(v) The Deposit Agreement and the Registration Rights Agreement were duly and validly authorized, executed and delivered by the Company.

(vi) The execution and delivery of the Deposit Agreement, the Registration Rights Agreement, the issuance and sale of the Depositary Shares and the performance by the Company and the Operating Partnership of their respective obligations under the Depositary Shares, Deposit Agreement and Registration Rights Agreement, to the extent they are a party thereto, did not and do not conflict with or constitute a breach or violation of or default under: (1) any document (as in effect on the date hereof) listed as an exhibit to each of the Company’s and the Operating Partnership’s Annual Report on Form 10-K for [the most recently completed year] [and all other periodic or current reports filed with the Commission subsequent to the date of such Annual Report and prior to the date hereof], in each case as amended, if applicable, to which any such entity is a party or by or to which it or any of them or any of their respective properties or other assets may be bound or subject and of which we are aware (it being understood that (i) we express no opinion with respect to matters relating to any contract, indenture, mortgage, loan agreement, note, lease, joint venture or partnership agreement or other instrument or agreement relating to the acquisition, transfer, operation, maintenance, management or financing of any property or assets of such entity or any other Property and (ii) we are assuming compliance with the financial covenants contained in any such document); (2) the certificate of limited partnership or partnership agreement, as the case may be, of the Operating Partnership, Securities, L.P. and the Financing Partnership or the articles of incorporation or bylaws, as the case may be, of the Company, FIFC or FISC; or (3) any applicable law, rule or administrative regulation, except in each case for conflicts, breaches, violations or defaults that in the aggregate are not reasonably expected to have a Material Adverse Effect.

(vii) To our knowledge, no material authorization, approval, consent or order of any court or governmental authority or agency or any other entity is required in connection with the resale of the Depositary Shares under the Purchase Agreement, except such as may be required under the Securities Act, the by-laws, any corporate financing rule or conflict of interest rule of the NASD or state securities, “blue sky” or real estate syndication laws, or such as have been received prior to the date hereof.

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(viii) The partnership agreement of each of the Operating Partnership, Securities, L.P. and the Financing Partnership has been duly authorized, validly executed and delivered by each of the Company and the Subsidiaries, to the extent they are parties thereto, and is valid, legally binding and enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(ix) Assuming the accuracy of the Company’s representations and warranties in Section 2(B) of the Purchase Agreement and the Initial Purchaser’s representations and warranties in Section 2(A) of the Purchase Agreement and compliance with the procedures in Section 8 of the Purchase Agreement, no registration under the Securities Act of the Depositary Shares is required for the issuance and sale of the Depositary Shares to the Purchaser in the manner contemplated by the Purchase Agreement or in connection with the initial resale of the Depositary Shares by the Purchaser in accordance with the Purchase Agreement, assuming that the Purchaser and the Company comply with the procedures contemplated by the Purchase Agreement.

(x) The Depositary Receipts, assuming they have been duly executed and delivered by the Depositary against the deposit of the Series I Preferred Shares in accordance with the provisions of the Deposit Agreement, will be validly issued and will entitle the holders thereof to rights specified therein and in the Deposit Agreement, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(xi) None of the Company or the Subsidiaries is required to be registered as an investment company under the Investment Company Act of 1940, as amended.

In giving our opinion, we are relying (A) as to all matters of fact, upon representations, statements or certificates of public officials and officers, directors, partners, employees and representatives of, and accountants for, each of the Company, the Operating Partnership and the Subsidiaries, (B) as to all matters of Maryland law, on the opinion of McGuireWoods LLP, Baltimore, Maryland, (C) as to all matters of Illinois law, on the opinion of Barack Ferrazzano Kirschbaum Perlman & Nagelberg, Chicago, Illinois and (D) as to the good standing and qualification of the Company, the Operating Partnership, FIFC, FISC and the Financing Partnership to do business in any state or jurisdiction, upon certificates of appropriate government officials or opinions of counsel in such jurisdictions.

We express no opinion (i) as to the enforceability of forum selection clauses in the federal courts or (ii) with respect to the requirements of, or compliance with, any state securities, blue sky or real estate syndication laws.

We are attorneys admitted to practice in the State of New York. We express no opinion concerning any laws other than the General Corporation Law of the State of Delaware, the Delaware Revised Uniform Limited Partnership Act, the laws of the State of New York and the federal law of the United States.

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Neither this opinion nor any part hereof may be delivered to, or used or relied upon by, any person other than you without our prior written consent.

Very truly yours,

B-1-5

SCHEDULE I

ENTITY:	FOREIGN QUALIFICATION:
First Industrial Realty Trust, Inc.	Georgia Indiana Michigan Minnesota New Jersey New York
First Industrial, L.P.	Georgia Illinois Indiana Minnesota New Jersey New York
First Industrial Financing Partnership, L.P.	Georgia Illinois Michigan Minnesota

B-1-6

[Date]

Wachovia Investment Holdings, LLC
301 South College Street, DC-7
One Wachovia Center
Charlotte, North Carolina 28288

Re: First Industrial Realty Trust, Inc.

Ladies and Gentlemen:

We have acted as tax counsel to First Industrial Realty Trust, Inc. (the “Company”) and First Industrial, L.P. in connection with the Purchase Agreement dated November 8, 2005 (the “Purchase Agreement”) by and among Wachovia Investment Holdings, LLC, the Company and First Industrial, L.P. We have been asked to provide our opinion as to certain federal income tax matters arising under the Internal Revenue Code of 1986, as amended (the “Code”), relating to the Company’s qualification for taxation as a real estate investment trust (a “REIT”) under the Code. All capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in our corporate opinion letter as of even date herewith.

The opinion set forth in this letter is based on relevant provisions of the Code, Treasury Regulations thereunder and interpretations of the foregoing as expressed in court decisions and administrative determinations as of the date hereof. These provisions and interpretations are subject to changes (possibly on a retroactive basis) that might result in modifications of our opinion.

For purposes of rendering the opinion set forth in this letter, we have reviewed the Purchase Agreement and such other documents, law and facts as we have deemed necessary. In our review, we have assumed the genuineness of all signatures; the proper execution of all documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; and the authenticity of the originals of any copies.

The opinion set forth in this letter is premised on certain written factual representations made by the Company in a certificate dated as of the date hereof (the “Certificate”) and is also premised on an assumption that if the Company ultimately were found not to have satisfied the gross income requirements of the REIT provisions as a result of certain development agreements entered into by the Company, such failure was due to reasonable cause and not due to willful neglect. For purposes of our opinion, we have not made an independent investigation of the representations contained in the Certificate, and consequently we have relied on the representations therein that the information contained in the Certificate or otherwise furnished to us accurately describes all material facts relevant to our opinion. Although we have not independently investigated the representations made to us in the Certificate, nothing has come to our attention that would lead us to question the accuracy of any such representations.

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Based upon and subject to the foregoing we are of the opinion that, commencing with the Company’s taxable year ended December 31, 1994, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s current and proposed method of operation (as represented by the Company to us in the Certificate) will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

We express no opinion other than the opinion expressly set forth above (the “Opinion”). The Opinion is not binding on the Internal Revenue Service (the “IRS”) and the IRS may disagree with the Opinion. Although we believe that the Opinion would be sustained if challenged, there can be no assurance that this will be the case.

The Opinion is based upon the law as it currently exists. Consequently, future changes in the law may cause the federal income tax treatment of the matters referred to herein to be materially and adversely different from that described above (possibly on a retroactive basis). In addition, any variation in the facts from those set forth in the Purchase Agreement or the representations contained in the Certificate or otherwise provided to us may affect the conclusions stated in the Opinion. We assume no obligation to modify or supplement the Opinion if, after the date hereof, there is any change in law or we become aware of any facts that might change the Opinion. Moreover, the Company’s qualification and taxation as a REIT depend upon the Company’s ability to meet, through actual operating results, distribution levels, diversity of stock ownership and various other qualification tests imposed under the Code, none of which will be reviewed by us. Accordingly, no assurance can be given that the actual results of the Company’s operations for any taxable year will satisfy the requirements for the Company to maintain its qualification as a REIT.

This Opinion was not intended or written to be used, and cannot be used, for the purpose of avoiding penalties that may be imposed on you by the IRS. This opinion was written to support the Company’s marketing of the Series I Depositary Shares. You should seek advice based on your particular circumstances from an independent tax advisor.

The Opinion is being furnished solely for your use in connection with your purchase of the Series I Depositary Shares and, without our prior written consent, may not be used or relied upon by you for any other purpose. The Opinion may not be used or relied upon by any person other than you without our prior written consent.

Very truly yours,

B-1-8

EXHIBIT B-2

Form of Opinion of McGuire Woods LLP

[Date]

Wachovia Investment Holdings, LLC
301 South College Street, DC-7
One Wachovia Center
Charlotte, North Carolina 28288

Re: First Industrial Realty Trust, Inc.

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Section 7(B)(a) of that certain Purchase Agreement dated November 8, 2005 (the “Purchase Agreement”) by and among Wachovia Investment Holdings, LLC, a Delaware limited liability company (the “Initial Purchaser”), First Industrial Realty Trust, Inc., a Maryland corporation (the “Company”), and First Industrial, L.P., a Delaware limited partnership (the “Operating Partnership”), relating to the issuance and sale to the Initial Purchaser of ten million (10,000,000) Series I Depositary Shares (the “Depositary Shares”), each representing 1/10,000th of a share of the Company’s Series I Flexible Cumulative Redeemable Preferred Stock, liquidation preference $250,000 per share (the “Preferred Shares”). Depositary receipts evidencing the Depositary Shares (the “Depositary Receipts”) are to be issued pursuant to a Deposit Agreement dated November 8, 2005 with respect to the Preferred Shares (the “Deposit Agreement”) between the Company and Equiserve Trust Company, N.A., as Depositary (the “Depositary”).

We have acted as special Maryland counsel for the Company in connection with the offering of the Preferred Shares. We have examined originals or copies of the following:

(a) The charter of the Company, and the charters of certain of the Company’s subsidiaries, First Industrial Securities Corporation, a Maryland corporation (“FISC”), First Industrial Indianapolis Corporation, a Maryland corporation (“FIIC”), First Industrial Finance Corporation, a Maryland corporation (“FIFC”), First Industrial Mortgage Corporation, a Maryland corporation (“FIMC”), First Industrial Development Services, Inc., a Maryland corporation (“FIDSI”) and First Industrial Pennsylvania Corporation, a Maryland corporation (“FIPC” and, together with FISC, FIIC, FIFC, FIMC and FIDSI, collectively the “Corporate Subsidiaries”);

(b) The Bylaws of the Company and the Corporate Subsidiaries, each as amended to date;

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(c) Such records of corporate proceedings of the Company and the Corporate Subsidiaries as we deemed material;

(d) Certificates of Status of recent date issued by the Maryland State Department of Assessments and Taxation (the “SDAT”) with respect to the Company and the Corporate Subsidiaries;

(e) The Purchase Agreement;

(f) The Deposit Agreement;

(g) The Registration Rights Agreement;

(h) Certificates of officers of the Company and the Corporate Subsidiaries, and the representations and warranties contained in the Purchase Agreement; and

(i) Such other contracts, certificates, records and copies of executed originals, final forms and draft forms of documents as we deemed necessary for the purpose of this opinion.

In rendering our opinion in numbered paragraph (1) below with respect to the good standing of the Company and each of the Corporate Subsidiaries, we are relying solely on a Certificate of Status issued by the SDAT with respect to the good standing of each such entity.

In rendering the following opinions, our examination of the law has been limited to the laws of the State of Maryland, and we express no opinion herein with respect to the law of any jurisdiction other than the laws of the State of Maryland. We have assumed (i) the genuineness of all signatures, (ii) the capacity, power and authority of all parties to execute and deliver all applicable documents, (iii) the truth and accuracy as to factual matters of all representations and warranties contained in the Purchase Agreement and other documents and certificates delivered by the various parties in connection with the offering of the Preferred Shares and Depositary Shares and the other transactions contemplated in connection therewith, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to originals of all documents submitted to us as certified or attested copies or photocopies, (vi) the authenticity of the originals of such certified or attested copies and photocopies, (vii) the receipt of consideration in return for the issuance and sale of the Preferred Shares and Depositary Shares as provided in resolutions of the Board of Directors of the Company authorizing the issuance of the Preferred Shares and Depositary Shares, and (viii) the receipt of consideration in return for the issuance and sale of all outstanding shares of capital stock of the Corporate Subsidiaries as provided in resolutions of the Boards of Directors of the Corporate Subsidiaries authorizing the issuance of such capital stock.

As used herein, the terms “to our knowledge” and “known to us”, etc., shall mean to the actual and conscious knowledge of the attorneys at our firm who have actively worked on the offering of the Preferred Shares and Depositary Shares without further investigation for purposes of this opinion.

Based upon and subject to the foregoing and the other qualifications and limitations herein contained, we are of the opinion that:

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(1) The Company and each of the Corporate Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

(2) The Company and each of the Corporate Subsidiaries has the corporate power and authority to own, lease and operate its properties and other assets and to conduct the business in which it is engaged or proposes to engage, and the Company has the corporate power and authority to enter into and perform its obligations under the Purchase Agreement, the Deposit Agreement and the Registration Rights Agreement.

(3) The Company’s authorized capitalization consists of ten million (10,000,000) shares of preferred stock, par value $.01 per share, one hundred million (100,000,000) shares of common stock, par value $.01 per share, and sixty-five million (65,000,000) shares of excess stock, par value $.01 per share. Other than the Preferred Shares, all of the issued and outstanding shares of capital stock of the Company (the “Outstanding Shares”) have been duly authorized and, assuming (i) the Outstanding Shares have been issued in accordance with previously issued written opinions of this law firm relating thereto and all applicable resolutions, and (ii) receipt of adequate consideration in exchange therefor, all of the Outstanding Shares are validly issued, fully paid and nonassessable. All one hundred (100) shares of the common stock of FISC subscribed for by the Company have been duly authorized and, assuming receipt of the consideration as provided in that certain Written Consent to Action of the Board of Directors Without a Meeting dated August 14, 1995 (and the Offering Terms attached thereto as Exhibit C), are validly issued, fully paid and nonassessable. All one million five hundred thousand (1,500,000) shares of the 9-1/2% Series A Cumulative Preferred Stock, $.01 par value per share, of FISC subscribed for by the Company have been duly authorized and, assuming receipt of the consideration as provided in those certain Minutes of Special Meeting of the Board of Directors held on November 13, 1995 (and the Offering Terms attached thereto as Exhibit C), are validly issued, fully paid and nonassessable. All one thousand (1,000) shares of the common stock of FIIC subscribed for by the Company have been duly authorized and, assuming receipt of the consideration as provided in that certain Written Consent to Action of the Board of Directors Without a Meeting dated March 13, 1996 (and the Offering Terms attached thereto as Exhibit C), are validly issued, fully paid and nonassessable. All one hundred (100) shares of the common stock of FIFC subscribed for by the Company have been duly authorized and, assuming receipt of the consideration as provided in that certain Written Consent to Action of the Board of the Directors Without a Meeting dated June 10, 1994 (and the Offering Terms attached thereto as Exhibit C), are validly issued, fully paid and nonassessable. All one thousand (1,000) shares of the common stock of FIMC subscribed for by the Company have been duly authorized and, assuming receipt of the consideration as provided in that certain Written Consent to Action of the Board of the Directors Without a Meeting dated December 14, 1995 (and the Offering Terms attached thereto as Exhibit C), are validly issued, fully paid and nonassessable. All one hundred (100) shares of the common stock of FIPC subscribed for by the Company have been duly authorized and, assuming receipt of the consideration as provided in that certain Written Consent to Action of the Board of Directors Without a Meeting dated December 22, 1994 (and the Offering Terms attached thereto as Exhibit C), are validly issued, fully paid and nonassessable. All five hundred (500) shares of the voting common stock of FIDSI and all nine hundred forty-four thousand nine hundred thirty-eight (944,938) shares of non-voting common stock of FIDSI subscribed for by the Operating Partnership have been duly authorized and, assuming receipt of the consideration as provided in that certain Written Consent of the Board of Directors For Action In Lieu of an Organizational Meeting dated as of May 22, 1997 (and the Subscription Agreement of same date between the Company and FIDSI), are validly issued, fully paid and nonassessable.

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(4) Each of the Preferred Shares has been duly authorized and assuming receipt of the consideration as contemplated by the authorizing resolutions is validly issued, fully paid and nonassessable.

(5) The terms of the Preferred Shares conform in all material respects to all statements and descriptions related thereto contained in the Articles Supplementary. The form of certificate representing the Preferred Shares and, to the extent Maryland law applies, the Depositary Receipts, are in due and proper form under, and comply in all material respects with, all applicable Maryland legal requirements.

(6) The execution and delivery of each of the Purchase Agreement, the Articles Supplementary, the Deposit Agreement and the Registration Rights Agreement and the performance by the Company of its obligations thereunder and, with respect to the Purchase Agreement, the performance by the Company of the obligations thereunder in its capacity as general partner of the Operating Partnership, have been duly and validly authorized by the Company on behalf of itself and, with respect to the Purchase Agreement, the Operating Partnership.

(7) The execution and delivery of the Purchase Agreement, the Articles Supplementary, the Deposit Agreement and the Registration Rights Agreement, the performance of the obligations and the consummation of the transactions set forth therein by the Company will not require, to our knowledge, any consent, approval, authorization or other order of any Maryland court, regulatory body, administrative agency or other Maryland governmental body (except as such may be required under the Securities Act of 1933 or other federal or state securities laws) and did not and do not conflict with or constitute a breach or a violation of or default under: (1) the charter or bylaws, as the case may be, of the Company; or (2) except with respect to Maryland securities or blue sky laws, any applicable Maryland law, rule or administrative regulation or any Maryland order or administrative or court decree known to us, except in each case for conflicts, breaches, violations or defaults that in the aggregate would not have a material adverse effect on the issuance and sale of the Depositary Shares or the performance by the Company of the obligations set forth in the Purchase Agreement, the Deposit Agreement and the Registration Rights Agreement.

(8) The Company was authorized, as general partner of the Operating Partnership, to amend and restate the Operating Partnership’s Eighth Amended and Restated Limited Partnership Agreement, as amended to the date hereof (the “Operating Partnership Agreement”) by and among the Company and those limited partners identified in the Operating Partnership Agreement.

(9) FISC was duly authorized by written consent of its board of directors dated October 19, 1995 to enter into that certain Limited Partnership Agreement of First Industrial Securities, L.P.

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(10) FIIC was authorized by written consent of its board of directors dated October 18, 1996 to enter into that certain Limited Partnership Agreement of First Industrial Indianapolis, L.P.

(11) FIFC was duly authorized by written consent of its sole director dated June 22, 1994 to enter into that certain Limited Partnership Agreement by and between FIFC and the Operating Partnership.

(12) FIMC was duly authorized by written consent of its board of directors dated December 27, 1995 to enter into that certain Limited Partnership Agreement by and between FIMC and the Operating Partnership.

(13) FIPC was authorized by written consent of its board of directors dated January 26, 1996 to enter into that certain Limited Partnership Agreement of First Industrial Pennsylvania, L.P. (the “Pennsylvania Partnership Agreement”) and by written consent of its board of directors dated November 17, 1995 to enter into that certain First Amendment to the Pennsylvania Partnership Agreement.

These opinions are based upon currently existing Maryland statutes, rules and regulations and on Maryland judicial decisions and are rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

The opinions set forth herein are rendered solely for your use in connection with the issuance of the Preferred Shares and may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by, in whole or in part, any other person, firm or corporation for any purpose, without our prior written consent. Notwithstanding the preceding sentence, Cahill Gordon & Reindel LLP may rely on the opinions set forth herein in providing its opinions rendered in connection with the issuance of the Preferred Shares.

Very truly yours,

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EXHIBIT B-3

Form of Opinion of Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP

[Date]

Wachovia Investment Holdings, LLC
301 South College Street, DC-7
One Wachovia Center
Charlotte, North Carolina 28288

Re: First Industrial Realty Trust, Inc.

Ladies and Gentlemen:

This opinion is being furnished to you pursuant to Section 5(A) of the Purchase Agreement dated November 8, 2005 (the “Purchase Agreement”) by and among Wachovia Capital Investments, Inc. (the “Initial Purchaser”), First Industrial, L.P. (the “Operating Partnership”) and First Industrial Realty Trust, Inc. (the “Company”), relating to the issuance by the Company, and sale to the Initial Purchaser, of 10,000,000 Series I Depositary Shares (the “Series I Shares”), each representing 1/10,000th of a share of Series I Flexible Cumulative Redeemable Preferred Stock of the Company, with a liquidation preference equivalent to $25.00 per Series I Share. The Series I Shares are to be issued under a certain Deposit Agreement pertaining to the Series I Shares between the Company, EquiServe, Inc. and EquiServe Trust Company, N.A., as Depositary, pursuant to the Purchase Agreement.

We have acted as special real estate counsel to the Operating Partnership, First Industrial Mortgage Partnership, L.P., a Delaware limited partnership (“FIMP”), First Industrial Pennsylvania, L.P., a Delaware limited partnership (“FIP”), First Industrial Financing Partnership, L.P., a Delaware limited partnership (“FIFP”), First Industrial Securities, L.P., a Delaware limited partnership (“FISP”), First Industrial Harrisburg, L.P., a Delaware limited partnership (“FIHP”), and First Industrial Indianapolis, L.P., a Delaware limited partnership (“FIIP”), in their acquisitions of various real properties. We have also acted as special real estate counsel to the Company, the Operating Partnership, FIMP, FIP, FIFP, FISP, FIHP and FIIP in connection with that certain Fourth Amended and Restated Unsecured Revolving Credit Facility, dated as of August 23, 2005, among the Operating Partnership, as Borrower, the Company, as Guarantor and General Partner, JPMorgan Chase Bank, N.A as Administrative Agent, JPMorgan Securities Inc. as Lead Arranger and Sole Book Runner, Wachovia Bank, National Association as Syndication Agent, Commerzbank AG, PNC Bank, National Association and Wells Fargo Bank, N.A. as Documentation Agents, AmSouth Bank, The Bank of New York, The Bank of Nova Scotia, Bank of Montreal and SunTrust Bank as Co-Agents, and various financial institutions party thereto as lenders (such indebtedness is hereinafter referred to as the “Credit Documents”). Furthermore, we act as special real estate counsel to both FR Acquisitions, Inc., a Maryland corporation and a wholly-owned subsidiary of the Company (“FRA”), and the Operating Partnership, in the preparation, negotiation and execution of various pending agreements of purchase and sale into which FRA has entered for the purchase of certain real properties (collectively, the “Pending Contracts”).

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The opinions to be expressed herein are subject to the following specific qualifications and limitations: Our opinion excludes any matters related to the laws of any state other than the State of Illinois, specifically including, but not limited to, Delaware, Maryland and New York. We are rendering no opinion on any matters of federal securities law, or the securities laws of any state, including Illinois; nor are we rendering any opinion on any matters of state, federal or local taxation. Additionally, we have not served as corporate or partnership counsel for any of the entities named in the second paragraph of this opinion, nor do we serve as corporate counsel for any of the corporate general partners of any of the partnership entities named in the second paragraph of this opinion.

Based on the foregoing, and subject to qualifications and limitations set forth above and elsewhere in this opinion, we are of the opinion that:

(i) To our knowledge, none of the Company, FRA, the Operating Partnership, FIMP, FIP, FIFP, FISP, FIHP and FIIP, nor any of the Maryland corporations that are each the sole general partner of one of FIMP, FIP, FIFP, FISP, FIHP and FIIP, respectively (collectively, the “Corporate GPs”) is in violation of, or in default in connection with the performance or observance of any obligation, agreement, covenant or condition contained in, any or all of (a) the Credit Documents and (b) the Pending Contracts, except in each case for violations or defaults that, in the aggregate, are not reasonably expected to have a Material Adverse Effect (as defined in the Purchase Agreement).

(ii) The execution and delivery of the Purchase Agreement, and the performance of the obligations and the consummation of the transactions set forth therein by the Company and the Operating Partnership, did not and do not conflict with, or constitute a breach or violation of, or a default under (a) any or all of the Credit Documents and the Pending Contracts; (b) any applicable law, rule or administrative regulation of the federal government (or agency thereof) of the United States of America; or (c) any order or administrative or court decree issued to, or against, or concerning, any or all of the Company, FRA, the Operating Partnership, FIMP, FIP, FIFP, FISP, FIHP, FIIP and the Corporate GPs and about which, in the cases of clauses (b) and (c) above in this paragraph (ii), we are aware (it being understood, however, that the opinions in clauses (b) and (c) above are made without any independent investigation); except in each case for conflicts, breaches, violations or defaults that, in the aggregate, would not have a Material Adverse Effect.

(iii) To our knowledge, there are no legal or governmental proceedings pending or threatened that do, or are likely to, have a Material Adverse Effect.

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(iv) The information concerning mortgage loans payable set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 under Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources,” to the extent that such information constitutes statements of law, descriptions of statutes, summaries of principal financing terms of Credit Documents or legal conclusions, has been reviewed by us, and is correct in all material respects, and presents fairly the information disclosed therein.

Our opinions set forth herein are based upon the current status of Illinois law. Whenever our opinion is indicated to be “to our knowledge” or “to the best of our knowledge,” it should be understood that, during the course of our representation (as special real estate counsel) of the Company, the Operating Partnership, FRA, FIMP, FIP, FIFP, FISP, FIHP, FIIP and the Corporate GPs, we have not undertaken any independent investigation to determine the existence or absence of facts. The words “to our knowledge,” and similar language used in certain of the opinions expressed above, are limited to the knowledge of those lawyers within our firm who have had primary responsibility for our firm’s work on the transactions that are the subject of the Credit Documents and the Pending Contracts. In addition, in connection with our opinion expressed in paragraph (i) above, we wish to advise you that we are not involved in the day-to-day conduct of the business of any or all of the Company, the Partnership Subsidiaries and the Corporate Subsidiaries (as those latter two terms are defined in the Purchase Agreement) and, accordingly, there may be either or both facts and contracts of which we are not aware, but which might cause us to alter the statements made in such paragraph. We are making no undertaking to hereafter advise you of any changes in factual or legal matters that might contradict the opinions set forth herein.

The foregoing opinions are limited to the matters expressly stated herein, and are made solely for the benefit of the Initial Purchaser and the firms of Cahill Gordon & Reindel and Hunton & Williams LLP, which latter firms may rely on this opinion for purposes of the issuance of their opinions to the Initial Purchaser pursuant to the Purchase Agreement. No other party shall be entitled to rely on this opinion, and it may not be disclosed, circulated, disseminated or quoted from, without the prior written consent of this firm.

Very truly yours,

BARACK FERRAZZANO KIRSCHBAUM
PERLMAN & NAGELBERG LLP

By:_____________________________

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